Assured Guaranty Ltd.
September 30, 2020
Financial Supplement

This financial supplement should be read in conjunction with documents filed by Assured Guaranty Ltd. (AGL and, together with its subsidiaries, Assured Guaranty or the Company) with the United States (U.S.) Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2019 and its Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2020, June 30, 2020, and September 30, 2020.

Cautionary Statement Regarding Forward Looking Statements

Any forward looking statements made in this supplement reflect the current views of Assured Guaranty with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Assured Guaranty's forward looking statements could be affected by many events. These events include (1) the development, course and duration of the COVID-19 pandemic and the governmental and private actions taken in response, and the global consequences of the pandemic and such actions, including their impact on the factors listed below; (2) changes in the world’s credit markets, segments thereof, interest rates, credit spreads or general economic conditions; (3) developments in the world’s financial and capital markets that adversely affect insured obligors’ repayment rates, Assured Guaranty’s insurance loss or recovery experience, investments of Assured Guaranty or assets it manages; (4) reduction in the amount of available insurance opportunities and/or in the demand for Assured Guaranty's insurance; (5) the loss of investors in Assured Guaranty's asset management strategies or the failure to attract new investors to Assured Guaranty's asset management business; (6) the possibility that budget or pension shortfalls or other factors will result in credit losses or impairments on obligations of state, territorial and local governments and their related authorities and public corporations that Assured Guaranty insures or reinsures; (7) insured losses in excess of those expected by Assured Guaranty or the failure of Assured Guaranty to realize loss recoveries that are assumed in its expected loss estimates for insurance exposures; (8) increased competition, including from new entrants into the financial guaranty industry; (9) poor performance of Assured Guaranty's asset management strategies compared to the performance of the asset management strategies of Assured Guaranty's competitors; (10) the possibility that investments made by Assured Guaranty for its investment portfolio, including alternative investments and investments it manages, do not result in the benefits anticipated or subject Assured Guaranty to reduced liquidity at a time it requires liquidity or to unanticipated consequences; (11) the impact of market volatility on the mark-to-market of Assured Guaranty’s assets and liabilities subject to mark-to-market, including certain of its investments, most of its contracts written in credit default swap form, and variable interest entities as well as on the mark-to-market of assets Assured Guaranty manages; (12) rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of AGL or any of its insurance subsidiaries, and/or of any securities AGL or any of its subsidiaries have issued, and/or of transactions that AGL’s insurance subsidiaries have insured; (13) the inability of Assured Guaranty to access external sources of capital on acceptable terms; (14) changes in applicable accounting policies or practices; (15) changes in applicable laws or regulations, including insurance, bankruptcy and tax laws, or other governmental actions; (16) the failure of Assured Guaranty to successfully integrate the business of BlueMountain Capital Management, LLC (BlueMountain) and its associated entities, now known as Assured Investment Management LLC (AssuredIM); (17) the possibility that acquisitions made by Assured Guaranty, including its acquisition of BlueMountain, do not result in the benefits anticipated or subject Assured Guaranty to unanticipated consequences; (18) difficulties with the execution of Assured Guaranty’s business strategy; (19) loss of key personnel; (20) the effects of mergers, acquisitions and divestitures; (21) natural or man-made catastrophes or pandemics; (22) other risk factors identified in AGL’s filings with the U.S. SEC; (23) other risks and uncertainties that have not been identified at this time; and; (24) management’s response to these factors. Assured Guaranty undertakes no obligation to update publicly or review any forward looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Assured Guaranty Ltd.
Selected Financial Highlights (1 of 2)
(dollars in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
GAAP Highlights
Net income (loss) attributable to AGL	$86	$69	$214	$265
Net income (loss) attributable to AGL per diluted share	1.02	0.70	2.43	2.61
Weighted average shares outstanding
Basic shares outstanding	83.2	98.2	87.4	100.8
Diluted shares outstanding	83.8	98.9	88.0	101.6
Effective tax rate on net income	(12.0)%	19.2%	8.4%	18.6%
GAAP return on equity (ROE) (3)	5.3%	4.2%	4.3%	5.4%

Non-GAAP Highlights (1)
Adjusted operating income (loss)(1)(4)
Insurance	$81	$107	$320	$379
Asset Management	(12)	—	(30)	—
Corporate	(18)	(28)	(83)	(79)
Other	(3)	(2)	(7)	4
Adjusted operating income (loss)	$48	$77	$200	$304
Adjusted operating income (loss) per diluted share (1)(4)	0.58	0.79	2.28	3.00
Effective tax rate on adjusted operating income (2)	(32.7)%	16.3%	8.0%	17.7%
Adjusted operating ROE (1)(3)(5)	3.2%	5.0%	4.3%	6.5%
Insurance Segment
Gross written premiums (GWP)	$121	$69	$334	$159
Present value of new business production (PVP) (1)	117	89	264	187
Gross par written	7,432	4,909	16,477	11,799
Asset Management Segment
Collateralized loan obligation (CLO) net inflows	$123	$—	$584	$—
Opportunity funds net outflows	(27)	—	(77)	—
Liquid strategies net inflows	—	—	370	—
Wind-down funds net outflows	(228)	—	(1,644)	—
Total net flows	$(132)	$—	$(767)	$—

Effect of refundings and terminations on GAAP measures:
Net earned premiums, pre-tax	$17	$37	$64	$83
Net change in fair value of credit derivatives, pre-tax	1	—	1	—
Net income effect	14	20	50	54
Net income per diluted share	0.17	0.20	0.57	0.52

Effect of refundings and terminations on non-GAAP measures:
Operating net earned premiums and credit derivative revenues(6), pre-tax	$18	$37	$65	$83
Adjusted operating income(6) effect	14	20	50	54
Adjusted operating income per diluted share (6)	0.17	0.20	0.57	0.52

1)    Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement and for a description of the changes to the discount rates used in the calculation of non-GAAP financial measure. The prior period has been recast to present these measures at 3%, instead of a 6% discount rate.
2)    Represents the ratio of adjusted operating provision for income taxes to adjusted operating income before income taxes.
3)    Quarterly ROE calculations represent annualized returns. See page 8 for additional information on calculation.
4)     "Adjusted operating income" was formerly known as "Non-GAAP operating income."
5)    "Adjusted operating ROE" was formerly known as "Non-GAAP operating ROE."
6)    Condensed consolidated statement of operations items mentioned in this Financial Supplement that are described as operating (i.e. operating net earned premiums) are non-GAAP measures and represent components of adjusted operating income. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights (2 of 2)
(dollars in millions, except per share amounts)

	As of
	September 30, 2020		December 31, 2019
	Amount	Per Share	Amount	Per Share
Shareholders' equity attributable to AGL	$6,549	$79.63	$6,639	$71.18
Adjusted operating shareholders' equity (1)(2)	6,070	73.80	6,246	66.96
Adjusted book value (1)(3)	8,885	108.02	9,047	96.99
Gain (loss) related to the effect of consolidating variable interest entities (VIE consolidation) included in adjusted operating shareholders' equity	1	0.01	7	0.07
Gain (loss) related to VIE consolidation included in adjusted book value	(8)	(0.11)	(4)	(0.05)

Shares outstanding at the end of period	82.2		93.3

Exposure
Financial guaranty net debt service outstanding	$364,507		$374,130
Financial guaranty net par outstanding	233,075		236,807

Claims-paying resources (4)	11,125		11,357

Assets under management (AUM)
CLOs	$13,411		$12,758
Opportunity funds	984		1,023
Liquid strategies	378		—
Wind-down funds	2,253		4,046
Total	$17,026		$17,827

1)    Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement and for a description of the changes to the discount rates used in the calculation of non-GAAP financial measure. The prior period has been recast to present these measures at 3%, instead of a 6% discount rate.
2)    "Adjusted operating shareholders' equity" was formerly known as "Non-GAAP operating shareholders' equity."
3)    "Adjusted book value" was formerly known as "Non-GAAP adjusted book value."
4)    See page 13 for additional detail on claims-paying resources.

Assured Guaranty Ltd.
Condensed Consolidated Balance Sheets (unaudited)
(dollars in millions)

	As of
	September 30,	December 31,
	2020	2019
Assets
Investment portfolio:
Fixed-maturity securities available-for-sale, at fair value	$8,556	$8,854
Short-term investments, at fair value	858	1,268
Other invested assets	113	118
Total investment portfolio	9,527	10,240
Cash	223	169
Premiums receivable, net of commissions payable	1,321	1,286
Deferred acquisition costs (DAC)	118	111
Salvage and subrogation recoverable	961	747
Financial guaranty variable interest entities' (FG VIEs') assets, at fair value	314	442
Assets of consolidated investment vehicles	1,539	572
Goodwill and other intangible assets	206	216
Other assets	486	543
Total assets	$14,695	$14,326
Liabilities and shareholders' equity
Unearned premium reserve	$3,762	$3,736
Loss and loss adjustment expense (LAE) reserve	982	1,050
Long-term debt	1,223	1,235
Credit derivative liabilities, at fair value	162	191
FG VIEs' liabilities with recourse, at fair value	336	367
FG VIEs' liabilities without recourse, at fair value	19	102
Liabilities of consolidated investment vehicles	1,092	482
Other liabilities	502	511
Total liabilities	8,078	7,674

Redeemable noncontrolling interests in consolidated investment vehicles	21	7

Common stock	1	1
Retained earnings	6,143	6,295
Accumulated other comprehensive income	404	342
Deferred equity compensation	1	1
Total shareholders' equity attributable to Assured Guaranty Ltd.	6,549	6,639
Nonredeemable noncontrolling interests	47	6
Total shareholders' equity	6,596	6,645
Total liabilities, redeemable noncontrolling interests and shareholders' equity	$14,695	$14,326

Assured Guaranty Ltd.
Condensed Consolidated Statements of Operations (unaudited)
(dollars in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenues
Net earned premiums	$107	$123	$331	$353
Net investment income	71	88	229	296
Asset management fees	17	—	60	—
Net realized investment gains (losses)	13	16	12	12
Net change in fair value of credit derivatives	(3)	5	20	(25)
Fair value gains (losses) on FG VIEs	—	4	(8)	42
Fair value gains (losses) on consolidated investment vehicles	18	—	37	—
Foreign exchange gain (loss) on remeasurement	40	(21)	(20)	(24)
Commutation gains (losses)	—	—	38	1
Other income (loss)	5	(9)	37	12
Total revenues	268	206	736	667
Expenses
Loss and LAE	73	30	130	75
Interest expense	21	22	64	67
Amortization of DAC	4	3	11	13
Employee compensation and benefit expenses	57	38	167	118
Other operating expenses	41	27	128	71
Total expenses	196	120	500	344
Income (loss) before provision for income taxes and equity in net earnings of investees	72	86	236	323
Equity in net earnings of investees	7	—	3	3
Income (loss) before income taxes	79	86	239	326
Provision (benefit) for income taxes	(10)	17	20	61
Net income (loss)	89	69	219	265
Less: Noncontrolling interests	3	—	5	—
Net income (loss) attributable to AGL	$86	$69	$214	$265

Earnings per share:
Basic	$1.03	$0.71	$2.45	$2.63
Diluted	$1.02	$0.70	$2.43	$2.61

Assured Guaranty Ltd.
Results by Segment (1 of 2)
(in millions)

Results by Segment for the Three Months Ended September 30, 2020 and September 30, 2019

	Three Months Ended September 30, 2020
	Insurance	Asset Management	Corporate	Other	Total

Revenues
Net earned premiums and credit derivative revenues	$113	$—	$—	$(2)	$111
Net investment income	75	—	—	(4)	71
Asset management fees	—	12	—	5	17
Fair value gains (losses) on FG VIEs	—	—	—	—	—
Fair value gains (losses) on consolidated investment vehicles	—	—	—	18	18
Commutation gains (losses)	—	—	—	—	—
Other income (loss)	1	2	12	—	15
Total revenues	189	14	12	17	232

Expenses
Loss expense	76	—	—	1	77
Interest expense	—	—	24	(3)	21
Amortization of DAC and intangible assets	4	3	—	—	7
Employee compensation and benefit expenses	35	19	3	—	57
Other operating expenses	19	7	5	7	38
Total expenses	134	29	32	5	200
Equity in net earnings of investees	20	—	—	(13)	7
Income (loss) before income taxes	75	(15)	(20)	(1)	39
Provision (benefit) for income taxes	(6)	(3)	(2)	(1)	(12)
Noncontrolling interests	—	—	—	3	3
Adjusted operating income (loss)	$81	$(12)	$(18)	$(3)	$48

	Three Months Ended September 30, 2019
	Insurance	Asset Management	Corporate	Other	Total

Revenues
Net earned premiums and credit derivative revenues	$129	$—	$—	$(2)	$127
Net investment income	89	—	1	(2)	88
Fair value gains (losses) on FG VIEs	—	—	—	4	4
Commutation gains (losses)	—	—	—	—	—
Other income (loss)	4	—	—	—	4
Total revenues	222	—	1	—	223

Expenses
Loss expense	37	—	—	3	40
Interest expense	—	—	23	(1)	22
Amortization of DAC and intangible assets	3	—	—	—	3
Employee compensation and benefit expenses	34	—	4	—	38
Other operating expenses	23	—	4	—	27
Total expenses	97	—	31	2	130
Equity in net earnings of investees	1	—	(1)	—	—
Income (loss) before income taxes	126	—	(31)	(2)	93
Provision (benefit) for income taxes	19	—	(3)	—	16
Noncontrolling interests	—	—	—	—	—
Adjusted operating income (loss)	$107	$—	$(28)	$(2)	$77

Assured Guaranty Ltd.
Results by Segment (2 of 2)
(in millions)

Results by Segment for the Nine Months Ended September 30, 2020 and September 30, 2019

	Nine Months Ended September 30, 2020
	Insurance	Asset Management	Corporate	Other	Total

Revenues
Net earned premiums and credit derivative revenues	$345	$—	$—	$(4)	$341
Net investment income	240	—	1	(12)	229
Asset management fees	—	40	—	20	60
Fair value gains (losses) on FG VIEs	—	—	—	(8)	(8)
Fair value gains (losses) on consolidated investment vehicles	—	—	—	37	37
Commutation gains (losses)	38	—	—	—	38
Other income (loss)	8	4	7	—	19
Total revenues	631	44	8	33	716

Expenses
Loss expense	133	—	—	(7)	126
Interest expense	—	—	72	(8)	64
Amortization of DAC and intangible assets	11	9	—	—	20
Employee compensation and benefit expenses	105	51	11	—	167
Other operating expenses	59	21	16	23	119
Total expenses	308	81	99	8	496
Equity in net earnings of investees	37	—	(5)	(29)	3
Income (loss) before income taxes	360	(37)	(96)	(4)	223
Provision (benefit) for income taxes	40	(7)	(13)	(2)	18
Noncontrolling interests	—	—	—	5	5
Adjusted operating income (loss)	$320	$(30)	$(83)	$(7)	$200

	Nine Months Ended September 30, 2019
	Insurance	Asset Management	Corporate	Other	Total

Revenues
Net earned premiums and credit derivative revenues	$382	$—	$—	$(16)	$366
Net investment income	298	—	3	(5)	296
Fair value gains (losses) on FG VIEs	—	—	—	42	42
Commutation gains (losses)	1	—	—	—	1
Other income (loss)	16	—	(1)	—	15
Total revenues	697	—	2	21	720

Expenses
Loss expense	66	—	—	18	84
Interest expense	—	—	69	(2)	67
Amortization of DAC and intangible assets	13	—	—	—	13
Employee compensation and benefit expenses	105	—	13	—	118
Other operating expenses	60	—	11	—	71
Total expenses	244	—	93	16	353
Equity in net earnings of investees	3	—	—	—	3
Income (loss) before income taxes	456	—	(91)	5	370
Provision (benefit) for income taxes	77	—	(12)	1	66
Noncontrolling interests	—	—	—	—	—
Adjusted operating income (loss)	$379	$—	$(79)	$4	$304

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (1 of 3)
(dollars in millions, except per share amounts)

Adjusted Operating Income Reconciliation	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019

Net income (loss) attributable to AGL	$86	$69	$214	$265
Less pre-tax adjustments:
Realized gains (losses) on investments	13	16	12	12
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(3)	11	6	(29)
Fair value gains (losses) on committed capital securities (CCS)	(10)	(14)	13	(4)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	40	(20)	(15)	(23)
Total pre-tax adjustments	40	(7)	16	(44)
Less tax effect on pre-tax adjustments	(2)	(1)	(2)	5
Adjusted operating income (loss)	$48	$77	$200	$304

Per diluted share:
Net income (loss) attributable to AGL	$1.02	$0.70	$2.43	$2.61
Less pre-tax adjustments:
Realized gains (losses) on investments	0.16	0.16	0.14	0.11
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(0.03)	0.11	0.07	(0.28)
Fair value gains (losses) on CCS	(0.13)	(0.14)	0.14	(0.04)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	0.48	(0.20)	(0.17)	(0.22)
Total pre-tax adjustments	0.48	(0.07)	0.18	(0.43)
Tax effect on pre-tax adjustments	(0.04)	(0.02)	(0.03)	0.04
Adjusted operating income (loss)	$0.58	$0.79	$2.28	$3.00

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (2 of 3)
(dollars in millions)

ROE Reconciliation and Calculation
	September 30,	June 30,	December 31,	September 30,	June 30,	December 31,
	2020	2020	2019	2019	2019	2018
Shareholders' equity attributable to AGL	$6,549	$6,444	$6,639	$6,652	$6,722	$6,555
Adjusted operating shareholders' equity	6,070	5,997	6,246	6,222	6,335	6,342
Gain (loss) related to VIE consolidation included in adjusted operating shareholders' equity	1	8	7	12	12	3

			Three Months Ended		Nine Months Ended
			September 30,		September 30,
			2020	2019	2020	2019
Net income (loss) attributable to AGL			$86	$69	$214	$265
Adjusted operating income (loss)			48	77	200	304

Average shareholders' equity attributable to AGL			$6,497	$6,687	$6,594	$6,604
Average adjusted operating shareholders' equity			6,034	6,279	6,158	6,282
Gain (loss) related to VIE consolidation included in average adjusted operating shareholders' equity			5	12	4	8

GAAP ROE (1)			5.3%	4.2%	4.3%	5.4%
Adjusted operating ROE (1)			3.2%	5.0%	4.3%	6.5%

1)    Quarterly ROE calculations represent annualized returns.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (3 of 3)
(dollars in millions)

	As of
	September 30,	June 30,	December 31,	September 30,	June 30,	December 31,
	2020	2020	2019	2019	2019	2018
Reconciliation of shareholders' equity attributable to AGL to adjusted book value(1):
Shareholders' equity attributable to AGL	$6,549	$6,444	$6,639	$6,652	$6,722	$6,555
Less pre-tax reconciling items:
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(50)	(47)	(56)	(74)	(85)	(45)
Fair value gains (losses) on CCS	65	76	52	70	84	74
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	563	510	486	529	478	247
Less taxes	(99)	(92)	(89)	(95)	(90)	(63)
Adjusted operating shareholders' equity	6,070	5,997	6,246	6,222	6,335	6,342
Pre-tax reconciling items:
Less: Deferred acquisition costs	118	116	111	107	106	105
Plus: Net present value of estimated net future revenue	183	188	206	209	211	219
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	3,346	3,317	3,296	2,892	2,932	3,005
Plus taxes	(596)	(590)	(590)	(502)	(511)	(526)
Adjusted book value	$8,885	$8,796	$9,047	$8,714	$8,861	$8,935

Gain (loss) related to VIE consolidation included in adjusted operating shareholders' equity (net of tax (provision) benefit of $(1), $(2), $(2), $(3), $(3) and $(1))	$1	$8	$7	$12	$12	$3

Gain (loss) related to VIE consolidation included in adjusted book value (net of tax (provision) benefit of $2, $1, $1, $-, $1 and $4)	$(8)	$(2)	$(4)	$—	$(2)	$(15)

(1)    See Non-GAAP Financial Measures set forth at the end of this Financial Supplement for a description of the changes to the discount rates used in the calculation of non-GAAP financial measure. The discount rate used for net present value of estimated net future revenues as of September 30, 2020 is 3%. The prior periods have been recast to present the net present value of net future revenues discounted at 3% instead of 6%.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Fixed-Maturity Securities, Short-Term Investments and Cash
As of September 30, 2020
(dollars in millions)

	Amortized Cost	Allowance for Credit Losses	Pre-Tax Book Yield	After-Tax Book Yield	Fair Value	Annualized Investment Income (1)
Fixed maturity securities, available-for-sale:
Obligations of states and political subdivisions(2)(4)	$3,665	$(11)	3.66%	3.36%	$3,999	$134
U.S. government and agencies	179	—	3.34	2.90	192	6
Corporate securities (4)	2,179	(39)	3.01	2.63	2,273	65
Mortgage-backed securities:
Residential mortgage-backed securities (RMBS) (3)(4)	612	(20)	4.97	4.17	606	30
Commercial mortgage-backed securities	367	—	3.51	3.03	396	13
Asset-backed securities (ABS)
CLOs	498	—	2.46	1.95	499	12
Other ABS (4)	434	(6)	7.05	5.69	448	31
Non-U.S. government securities	146	—	1.25	1.25	143	2
Total fixed maturity securities	8,080	(76)	3.63	3.20	8,556	293
Short-term investments	858	—	0.06	0.05	858	1
Cash (5)	223	—	—	—	223	—
Total	$9,161	$(76)	3.29%	2.90%	$9,637	$294

Ratings (6):	Fair Value	% of Portfolio
U.S. government and agencies	$192	2.3%
AAA/Aaa	1,296	15.1
AA/Aa	3,220	37.6
A/A	2,182	25.5
BBB	920	10.8
Below-investment-grade (BIG) (7)	692	8.1
Not rated	54	0.6
Total fixed maturity securities, available-for-sale	$8,556	100.0%

Duration of fixed maturity securities and short-term investments (in years):		4.1

Average ratings of fixed maturity securities and short-term investments		A+

1)    Represents annualized investment income based on amortized cost and pre-tax book yields.
2)    Includes obligations of state and local political subdivisions that have been insured by other financial guarantors. The underlying ratings of these bonds, after giving effect to the lower of the rating assigned by S&P Global Ratings, a division of Standard & Poor's Financial Services LLC (S&P) or Moody's Investors Service, Inc. (Moody's), average A. Includes fair value of $8 million insured by Assured Guaranty Municipal Corp. (AGM).
3)    Includes fair value of $200 million in subprime RMBS, which has an average rating of BIG.
4)    Includes securities purchased or obtained as part of loss mitigation or other risk management strategies.
5)    Cash is not included in the yield calculation.
6)    Ratings are represented by the lower of the Moody's and S&P classifications except for bonds purchased for loss mitigation (loss mitigation securities) or other risk management strategies which use internal ratings classifications.
7)    Includes below investment grade securities that were purchased or obtained as part of loss mitigation or other risk management strategies of $1,062 million in par with carrying value of $691 million.

Insurance Segment

Assured Guaranty Ltd.
Insurance Segment Results
(dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenues
Net earned premiums and credit derivative revenues	$113	$129	$345	$382
Net investment income	75	89	240	298
Commutation gains (losses)	—	—	38	1
Other income (loss)	1	4	8	16
Total revenues	189	222	631	697

Expenses
Loss expense	76	37	133	66
Amortization of DAC	4	3	11	13
Employee compensation and benefit expenses	35	34	105	105
Other operating expenses	19	23	59	60
Total expenses	134	97	308	244
Equity in net earnings of investees	20	1	37	3
Adjusted operating income (loss) before income taxes	75	126	360	456
Provision (benefit) for income taxes	(6)	19	40	77
Adjusted operating income (loss)	$81	$107	$320	$379

Assured Guaranty Ltd.
Claims-Paying Resources
(dollars in millions)

	As of September 30, 2020
	Assured Guaranty Municipal Corp.	Assured Guaranty Corp.	Municipal Assurance Corp.	Assured Guaranty Re Ltd. (7)	Eliminations(2)	Consolidated
Claims-paying resources
Policyholders' surplus	$2,671	$1,734	$275	$823	$(478)	$5,025
Contingency reserve(1)	1,042	627	204	—	(204)	1,669
Qualified statutory capital	3,713	2,361	479	823	(682)	6,694
Unearned premium reserve and net deferred ceding commission income(1)	2,111	400	119	573	(194)	3,009
Loss and LAE reserves (1)	106	(18)	(1)	134	1	222
Total policyholders' surplus and reserves	5,930	2,743	597	1,530	(875)	9,925
Present value of installment premium (8)	411	189	—	200	—	800
CCS	200	200	—	—	—	400
Total claims-paying resources (including proportionate MAC ownership for AGM and AGC)	6,541	3,132	597	1,730	(875)	11,125
Adjustment for MAC (3)	362	235	—	—	(597)	—
Total claims-paying resources (excluding proportionate MAC ownership for AGM and AGC)	$6,179	$2,897	$597	$1,730	$(278)	$11,125

Statutory net exposure (4)	$134,270	$21,216	$14,892	$59,895	$(590)	$229,683
Equity method adjustment (3)	9,039	5,853	—	—	(14,892)	—
Adjusted statutory net exposure (1)	$143,309	$27,069	$14,892	$59,895	$(15,482)	$229,683

Net debt service outstanding (4)	$215,942	$32,029	$22,013	$91,725	$(1,266)	$360,443
Equity method adjustment (3)	13,362	8,651	—	—	(22,013)	—
Adjusted net debt service outstanding (1)	$229,304	$40,680	$22,013	$91,725	$(23,279)	$360,443
Ratios:
Adjusted net exposure to qualified statutory capital	39:1	11:1	31:1	73:1		34:1
Capital ratio (5)	62:1	17:1	46:1	111:1		54:1
Financial resources ratio (6)	35:1	13:1	37:1	53:1		32:1
Adjusted statutory net exposure to claims-paying resources (incl. MAC adj. for AGM and AGC)	22:1	9:1	25:1	35:1		21:1

1)    The numbers shown for AGM and Assured Guaranty Corp. (AGC) have been adjusted to include their indirect share of Municipal Assurance Corp. (MAC). AGM and AGC own 60.7% and 39.3%, respectively, of the outstanding stock of Municipal Assurance Holdings Inc., which owns 100% of the outstanding common stock of MAC. AGM has been adjusted to include 100% share of its United Kingdom and French insurance subsidiaries. Amounts include financial guaranty insurance and credit derivatives.
2)    Eliminations are primarily for (i) intercompany surplus notes between AGM and AGC, and (ii) MAC amounts, whose proportionate share are included in AGM and AGC based on ownership percentages, and (iii) eliminations of intercompany deferred ceding commissions. Net exposure and net debt service outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary, and net exposure related to intercompany cessions from AGM and AGC to MAC.
3)    Represents adjustments for AGM's and AGC's interest and indirect ownership of MAC.
4)    Net exposure and net debt service outstanding are presented on a statutory basis. Includes $1,108 million of specialty insurance and reinsurance exposure.
5)    The capital ratio is calculated by dividing adjusted net debt service outstanding by qualified statutory capital.
6)    The financial resources ratio is calculated by dividing adjusted net debt service outstanding by total claims-paying resources (including MAC adjustment for AGM and AGC).
7)    Assured Guaranty Re Ltd. (AG Re) numbers represent the Company's estimate of U.S. statutory accounting practices prescribed or permitted by insurance regulatory authorities, except for contingency reserves.
8)    Discount rate was changed to 3% in first quarter of 2020 from a 6% discount rate.

Please refer to the Glossary for an explanation of changes in the presentation of net debt service and net par outstanding.

Assured Guaranty Ltd.
New Business Production
(dollars in millions)

Reconciliation of GWP to PVP for the Three Months Ended September 30, 2020 and September 30, 2019 (1)

	Three Months Ended					Three Months Ended
	September 30, 2020					September 30, 2019
	Public Finance		Structured Finance			Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S.	Non - U.S.	Total	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
Total GWP	$93	$28	$1	$(1)	$121	$46	$20	$2	$1	$69
Less: Installment GWP and other GAAP adjustments(2)	—	28	1	(1)	28	—	20	2	(1)	21
Upfront GWP	93	—	—	—	93	46	—	—	2	48
Plus: Installment premium PVP	—	24	—	—	24	—	16	25	—	41
Total PVP	$93	$24	$—	$—	$117	$46	$16	$25	$2	$89

Gross par written	$6,932	$500	$—	$—	$7,432	$4,212	$237	$438	$22	$4,909

Reconciliation of GWP to PVP for the Nine Months Ended September 30, 2020 and September 30, 2019 (1)

	Nine Months Ended					Nine Months Ended
	September 30, 2020					September 30, 2019
	Public Finance		Structured Finance			Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S.	Non - U.S.	Total	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
Total GWP	$182	$143	$10	$(1)	$334	$119	$34	$4	$2	$159
Less: Installment GWP and other GAAP adjustments(2)	—	143	10	(1)	152	(3)	34	3	(1)	33
Upfront GWP	182	—	—	—	182	122	—	1	3	126
Plus: Installment premium PVP	—	73	9	—	82	—	28	32	1	61
Total PVP	$182	$73	$9	$—	$264	$122	$28	$33	$4	$187

Gross par written	$14,855	$1,434	$188	$—	$16,477	$9,885	$712	$1,159	$43	$11,799

1)    See Non-GAAP Financial Measures set forth at the end of this Financial Supplement for a description of the changes to the discount rates used in the calculation of non-GAAP financial measure. The discount rate used for PVP as of September 30, 2020 is 3%. Prior period has been recast to present PVP discounted at 3% instead of 6%.

2)    Includes present value of new business on installment policies discounted at the prescribed GAAP discount rates, GWP adjustments on existing installment policies due to changes in assumptions, and other GAAP adjustments.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Gross Par Written
(dollars in millions)

Gross Par Written by Asset Type

	Three Months Ended		Nine Months Ended
	September 30, 2020		September 30, 2020
	Gross Par Written	Avg. Internal Rating	Gross Par Written	Avg. Internal Rating
Sector:
U.S. public finance
General obligation	$2,578	A-	$6,601	A-
Healthcare	1,472	BBB+	2,428	BBB
Municipal utilities	1,125	A-	2,179	A-
Taxed backed	895	A-	1,733	A-
Higher Education	861	BBB+	1,426	BBB+
Transportation	1	BBB-	429	BBB+
Housing revenue	—	—	59	BBB-
Total U.S. public finance	6,932	BBB+	14,855	A-
Non-U.S. public finance:
Renewable energy	383	BBB	1,103	BBB
Sovereign and sub-sovereign	—	—	214	A+
Infrastructure finance	117	BBB+	117	BBB+
Total non-U.S. public finance	500	BBB	1,434	BBB+
Total public finance	7,432	BBB+	16,289	A-

U.S. structured finance:
Insurance securitization	—	—	140	AA
Structured credit	—	—	48	BBB
Total U.S. structured finance	—	—	188	A+
Non-U.S. structured finance:
Total non-U.S. structured finance	—	—	—	—
Total structured finance	—	—	188	A+

Total gross par written	$7,432	BBB+	$16,477	A-

Please refer to the Glossary for a description of internal ratings and sectors.

Assured Guaranty Ltd.
New Business Production by Quarter
(dollars in millions)

								Nine Months
	1Q-19	2Q-19	3Q-19	4Q-19	1Q-20	2Q-20	3Q-20	2019	2020
PVP (1):
Public finance - U.S.	$32	$44	$46	$79	$29	$60	$93	$122	$182
Public finance - non-U.S.	4	8	16	280	21	28	24	28	73
Structured finance - U.S.	5	3	25	20	1	8	—	33	9
Structured finance - non-U.S.	1	1	2	3	—	—	—	4	—
Total PVP	$42	$56	$89	$382	$51	$96	$117	$187	$264

Reconciliation of GWP to PVP:

Total GWP	$39	$51	$69	$518	$64	$149	$121	$159	$334
Less: Installment GWP and other GAAP adjustments	5	7	21	436	35	89	28	33	152
Upfront GWP	34	44	48	82	29	60	93	126	182
Plus: Installment premium PVP	8	12	41	300	22	36	24	61	82
Total PVP (1)	$42	$56	$89	$382	$51	$96	$117	$187	$264

Gross par written:
Public finance - U.S.	$2,016	$3,657	$4,212	$6,452	$2,641	$5,282	$6,932	$9,885	$14,855
Public finance - non-U.S.	176	299	237	5,635	377	557	500	712	1,434
Structured finance - U.S.	494	227	438	422	15	173	—	1,159	188
Structured finance - non-U.S.	21	—	22	45	—	—	—	43	—
Total	$2,707	$4,183	$4,909	$12,554	$3,033	$6,012	$7,432	$11,799	$16,477

1)    See Non-GAAP Financial Measures set forth at the end of this Financial Supplement for a description of the changes to the discount rates used in the calculation of non-GAAP financial measure. Prior periods have been recast to present PVP discounted at 3% for first quarter of 2020 and all quarters of 2019, instead of a 6% discount rate.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Estimated Net Exposure Amortization(1) and Estimated Future Financial Guaranty Net Premium
and Credit Derivative Revenues
(dollars in millions)

			Financial Guaranty Insurance (2)
	Estimated Net Debt Service Amortization	Estimated Ending Net Debt Service Outstanding	Expected PV Net Earned Premiums	Accretion of Discount	Effect of FG VIE Consolidation on Expected PV Net Earned Premiums and Accretion of Discount	Future Credit Derivative Revenues (3)
2020 (as of September 30)		$364,507
2020 Q4	$5,975	358,532	$83	$5	$1	$3
2021	23,447	335,085	313	20	4	11
2022	20,855	314,230	287	18	4	10
2023	18,041	296,189	265	17	3	10
2024	18,931	277,258	244	16	3	9

2020-2024	87,249	277,258	1,192	76	15	43
2025-2029	84,518	192,740	956	65	12	40
2030-2034	69,574	123,166	669	43	12	32
2035-2039	51,231	71,935	400	28	7	24
After 2039	71,935	—	540	48	—	18
Total	$364,507		$3,757	$260	$46	$157

1)    Represents the future expected amortization of current debt service outstanding (principal and interest), assuming no advance refundings, as of September 30, 2020. Actual amortization differs from expected maturities because borrowers may have the right to call or prepay guaranteed obligations, terminations and because of management's assumptions on structured finance amortization.

2)    See page 20, ‘‘Net Expected Loss to be Expensed.’’

3)     Represents a non-GAAP financial measure. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Rollforward of Net Expected Loss and LAE to be Paid
(dollars in millions)

Rollforward of Net Expected Loss and LAE to be Paid(1) for the Three Months Ended September 30, 2020

	Net Expected Loss to be Paid/(Recovered) as of June 30, 2020	Economic Loss Development/(Benefit) During 3Q-20	(Paid)/Recovered Losses During 3Q-20	Net Expected Loss to be Paid/(Recovered) as of September 30, 2020
Public Finance:
U.S. public finance (2)	$543	$56	$(336)	$263
Non-U.S public finance	29	4	—	33
Public Finance	572	60	(336)	296

Structured Finance:
U.S. RMBS (3)	128	1	8	137
Other structured finance	35	9	(6)	38
Structured Finance	163	10	2	175
Total	$735	$70	$(334)	$471
Rollforward of Net Expected Loss and LAE to be Paid(1) for the Nine Months Ended September 30, 2020

	Net Expected Loss to be Paid/(Recovered) as of December 31, 2019	Economic Loss Development/(Benefit) During 2020	(Paid)/Recovered Losses During 2020	Net Expected Loss to be Paid/(Recovered) as of September 30, 2020
Public Finance:
U.S. public finance (2)	$531	$142	$(410)	$263
Non-U.S public finance	23	9	1	33
Public Finance	554	151	(409)	296

Structured Finance:
U.S. RMBS (3)	146	(61)	52	137
Other structured finance	37	11	(10)	38
Structured Finance	183	(50)	42	175
Total	$737	$101	$(367)	$471

1)    Includes expected loss to be paid, economic loss development and paid (recovered) losses for all contracts (i.e. those accounted for as insurance, credit derivatives and FG VIEs).

2)    The total net expected loss for troubled U.S. public finance exposures is net of a credit for estimated future recoveries of $1,025 million as of September 30, 2020 and $819 million as of December 31, 2019, for claims already paid .

3)    Includes future net representations and warranties payable of $82 million as of September 30, 2020 and $53 million as of December 31, 2019.

Assured Guaranty Ltd.
Loss Measures
As of September 30, 2020
(dollars in millions)

		Three Months Ended September 30, 2020			Nine Months Ended September 30, 2020
	Total Net Par Outstanding for BIG Transactions	GAAP Loss and LAE (1)	Loss and LAE included in Adjusted Operating Income (2)	Insurance Segment Loss and LAE (3)	GAAP Loss and LAE (1)	Loss and LAE included in Adjusted Operating Income (2)	Insurance Segment Loss and LAE (3)
Public finance:
U.S. public finance	$5,351	$61	$61	$61	$153	$153	$153
Non-U.S public finance	860	3	3	3	3	3	3
Public finance	6,211	64	64	64	156	156	156
Structured finance:
U.S. RMBS	1,524	6	7	6	(32)	(39)	(32)
Other structured finance	232	3	6	6	6	9	9
Structured finance	1,756	9	13	12	(26)	(30)	(23)
Total	$7,967	$73	$77	$76	$130	$126	$133

1)    Includes loss expense related to contracts that are accounted for as insurance contracts.
2)    Includes loss expense related to contracts that are accounted for as insurance contracts and credit derivatives.
3)    Includes loss expense related to contracts that are accounted for as insurance contracts, credit derivatives, and consolidated FG VIEs.

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Net Expected Loss to be Expensed (1)
As of September 30, 2020
(dollars in millions)

GAAP

2020 Q4	$9
2021	38
2022	37
2023	33
2024	32

2025-2029	135
2030-2034	87
2035-2039	31
After 2039	9
Total expected present value of net expected loss to be expensed(2)	411
Future accretion	61
Total expected future loss and LAE	$472

1)    The present value of net expected loss to be paid is discounted using risk free rates ranging from 0.0% to 1.52% for U.S. dollar denominated obligations.

2)      Excludes $32 million related to FG VIEs, which are eliminated in consolidation.

Assured Guaranty Ltd.
Financial Guaranty Profile (1 of 3)
(dollars in millions)

Net Par Outstanding and Average Rating by Asset Type

	As of September 30, 2020		As of December 31, 2019
	Net Par Outstanding	Avg. Internal Rating	Net Par Outstanding	Avg. Internal Rating
U.S. public finance:
General obligation	$72,452	A-	$73,467	A-
Tax backed	34,723	A-	37,047	A-
Municipal utilities	25,596	A-	26,195	A-
Transportation	15,503	BBB+	16,209	BBB+
Healthcare	8,688	BBB+	7,148	A-
Higher education	6,340	A-	5,916	A-
Infrastructure finance	5,393	A-	5,429	A-
Housing revenue	1,278	BBB	1,321	BBB+
Investor-owned utilities	645	A-	655	A-
Renewable energy	207	A-	210	A-
Other public finance	1,745	A-	1,890	A-
Total public finance	172,570	A-	175,487	A-
Non-U.S. public finance:
Regulated utilities	18,377	BBB+	18,995	BBB+
Infrastructure finance	17,451	BBB	17,952	BBB
Sovereign and sub-sovereign	11,368	A+	11,341	A+
Renewable energy	2,672	A-	1,555	A
Pooled infrastructure	1,374	AAA	1,416	AAA
Total non-U.S. public finance	51,242	A-	51,259	A-
Total public finance	$223,812	A-	$226,746	A-

U.S. structured finance:
RMBS	$3,132	BBB-	$3,546	BBB-
Life insurance transactions	1,987	AA-	1,776	AA-
Pooled corporate obligations	1,299	AA-	1,401	AA-
Financial products	826	AA-	1,019	AA-
Consumer receivables	815	A-	962	A-
Other structured finance	522	BBB	596	BBB+
Total U.S. structured finance	8,581	A-	9,300	A-

Non-U.S. structured finance:
RMBS	394	A	427	A
Pooled corporate obligations	55	BB+	55	BB+
Other structured finance	233	A+	279	A+
Total non-U.S. structured finance	682	A	761	A
Total structured finance	$9,263	A-	$10,061	A-

Total	$233,075	A-	$236,807	A-

Please refer to the Glossary for an explanation of the presentation of net par outstanding and the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (2 of 3)
As of September 30, 2020
(dollars in millions)

Distribution by Ratings of Financial Guaranty Portfolio

	Public Finance - U.S.		Public Finance - Non-U.S.		Structured Finance - U.S.		Structured Finance - Non-U.S.		Total
Ratings:	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
AAA	$360	0.2%	$2,529	4.9%	$1,068	12.4%	$151	22.1%	$4,108	1.8%
AA	17,046	9.9	5,053	9.9	3,887	45.3	35	5.1	26,021	11.2
A	91,769	53.2	10,628	20.7	1,001	11.7	177	26.0	103,575	44.4
BBB	58,044	33.6	32,172	62.8	910	10.6	278	40.8	91,404	39.2
BIG	5,351	3.1	860	1.7	1,715	20.0	41	6.0	7,967	3.4
Net Par Outstanding (1)	$172,570	100.0%	$51,242	100.0%	$8,581	100.0%	$682	100.0%	$233,075	100.0%

1)    As of September 30, 2020, the Company excluded $1.4 billion of net par attributable to loss mitigation securities.

Please refer to the Glossary for an explanation of the presentation of net par outstanding and the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (3 of 3)
As of September 30, 2020
(dollars in millions)

Geographic Distribution of Financial Guaranty Portfolio

	Net Par Outstanding	% of Total
U.S.:
U.S. public finance:
California	$33,609	14.4%
Pennsylvania	15,520	6.6
New York	15,460	6.6
Texas	14,845	6.4
Illinois	13,784	5.9
New Jersey	10,484	4.5
Florida	7,312	3.1
Michigan	5,327	2.3
Louisiana	4,856	2.1
Puerto Rico	4,097	1.8
Other	47,276	20.3
Total U.S. public finance	172,570	74.0
U.S. structured finance	8,581	3.7
Total U.S.	181,151	77.7

Non-U.S.:
United Kingdom	36,967	15.9
France	3,276	1.4
Canada	2,385	1.0
Australia	2,144	0.9
Spain	1,775	0.8
Other	5,377	2.3
Total non-U.S.	51,924	22.3

Total net par outstanding	$233,075	100.0%

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Specialty Insurance and Reinsurance Exposure
As of September 30, 2020
(dollars in millions)

	Gross Exposure		Net Exposure
	As of		As of
	September 30, 2020	December 31, 2019	September 30, 2020	December 31, 2019
Life insurance transactions (1)	$1,025	$1,046	$883	$898
Aircraft residual value insurance policies (2)	380	398	225	243
Total	$1,405	$1,444	$1,108	$1,141

1)    The life insurance transactions net exposure is projected to increase to approximately $0.9 billion by September 30, 2026.

2)    As of September 30, 2020, $30 million of aircraft residual value insurance exposure was rated BIG.

Assured Guaranty Ltd.
Expected Amortization of Net Par Outstanding
(dollars in millions)

Structured Finance

	Estimated Net Par Amortization
	U.S. and Non-U.S. Pooled Corporate	U.S. RMBS	Financial Products	Other Structured Finance	Total	Estimated Ending Net Par Outstanding

2020 (as of September 30)						$9,263
2020 Q4	$39	$154	$(8)	$82	$267	8,996
2021	293	478	2	476	1,249	7,747
2022	260	405	17	57	739	7,008
2023	147	318	10	149	624	6,384
2024	29	307	14	120	470	5,914

2020-2024	768	1,662	35	884	3,349	5,914
2025-2029	186	813	163	812	1,974	3,940
2030-2034	136	183	547	946	1,812	2,128
2035-2039	169	468	79	944	1,660	468
After 2039	95	6	2	365	468	—
Total structured finance	$1,354	$3,132	$826	$3,951	$9,263

Public Finance

	Estimated Net Par Amortization	Estimated Ending Net Par Outstanding

2020 (as of September 30)		$223,812
2020 Q4	$3,348	220,464
2021	12,676	207,788
2022	11,036	196,752
2023	8,822	187,930
2024	10,263	177,667

2020-2024	46,145	177,667
2025-2029	48,402	129,265
2030-2034	44,065	85,200
2035-2039	34,651	50,549
After 2039	50,549	—
Total public finance	$223,812

Net par outstanding (end of period)

	1Q-19	2Q-19	3Q-19	4Q-19	1Q-20	2Q-20	3Q-20
Public finance - U.S.	$181,408	$180,537	$176,515	$175,487	$172,795	$173,143	$172,570
Public finance - non-U.S.	44,615	44,488	42,882	51,259	48,575	49,293	51,242
Structured finance - U.S.	10,337	9,549	9,226	9,300	8,806	8,822	8,581
Structured finance - non-U.S.	965	793	752	761	722	701	682
Net par outstanding	$237,325	$235,367	$229,375	$236,807	$230,898	$231,959	$233,075

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Exposure to Puerto Rico (1 of 3)
As of September 30, 2020
(dollars in millions)

Exposure to Puerto Rico

	Par Outstanding		Debt Service Outstanding
	Gross	Net	Gross	Net
Total	$4,161	$4,096	$6,435	$6,352

Exposure to Puerto Rico by Risk

	Net Par Outstanding
	AGM	AGC	AG Re	Eliminations (1)	Total Net Par Outstanding	Gross Par Outstanding
Commonwealth Constitutionally Guaranteed
Commonwealth of Puerto Rico - General Obligation Bonds (2)	$574	$185	$353	$—	$1,112	$1,150
Puerto Rico Public Buildings Authority (PBA) (2)	2	134	—	(2)	134	140
Public Corporations - Certain Revenues Potentially Subject to Clawback
Puerto Rico Highways and Transportation Authority (PRHTA) (Transportation revenue) (2)	244	472	180	(79)	817	817
PRHTA (Highway revenue) (2)	399	63	31	—	493	493
Puerto Rico Convention Center District Authority (PRCCDA)	—	152	—	—	152	152
Puerto Rico Infrastructure Financing Authority (PRIFA)	—	15	1	—	16	16
Other Public Corporations
Puerto Rico Electric Power Authority (PREPA)(2)	489	71	215	—	775	787
Puerto Rico Aqueduct and Sewer Authority (PRASA) (3)	—	284	89	—	373	373
Puerto Rico Municipal Finance Agency (MFA) (3)	151	23	49	—	223	232
University of Puerto Rico (U of PR) (3)	—	1	—	—	1	1
Total exposure to Puerto Rico	$1,859	$1,400	$918	$(81)	$4,096	$4,161

1)    Net par outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary.

2)    As of the date of this filing, the seven-member financial oversight board established by the Puerto Rico Oversight, Management, and Economic Stability Act (PROMESA) has certified a filing under Title III of PROMESA for these exposures.

3)    As of the date of this filing, the Company has not paid claims on these credits.

Assured Guaranty Ltd.
Exposure to Puerto Rico (2 of 3)
As of September 30, 2020
(dollars in millions)

Amortization Schedule of Net Par Outstanding of Puerto Rico

	2020 (4Q)	2021 (1Q)	2021 (2Q)	2021 (3Q)	2021 (4Q)	2022	2023	2024	2025	2026	2027	2028	2029	2030 - 2034	2035 - 2039	2040 - 2044	2045 - 2047	Total
Commonwealth Constitutionally Guaranteed
Commonwealth of Puerto Rico - General Obligation Bonds	$—	$—	$—	$15	$—	$37	$14	$73	$68	$34	$90	$33	$64	$419	$265	$—	$—	$1,112
PBA	—	—	—	13	—	—	7	—	6	11	40	1	—	38	18	—	—	134
Public Corporations - Certain Revenues Potentially Subject to Clawback
PRHTA (Transportation revenue)	—	—	—	18	—	28	33	4	29	24	29	34	49	180	307	82	—	817
PRHTA (Highway revenue)	—	—	—	35	—	40	32	33	34	1	—	10	13	192	103	—	—	493
PRCCDA	—	—	—	—	—	—	—	—	—	—	19	—	—	76	57	—	—	152
PRIFA	—	—	—	—	—	—	2	—	—	—	—	—	—	—	7	7	—	16
Other Public Corporations
PREPA	—	—	—	28	—	28	95	93	68	106	105	68	39	141	4	—	—	775
PRASA	—	—	—	—	—	—	—	1	25	27	28	29	—	—	2	15	246	373
MFA	—	—	—	44	—	43	23	19	18	37	15	12	7	5	—	—	—	223
U of PR	—	—	—	—	—	—	—	—	—	—	—	—	—	1	—	—	—	1
Total	$—	$—	$—	$153	$—	$176	$206	$223	$248	$240	$326	$187	$172	$1,052	$763	$104	$246	$4,096

Assured Guaranty Ltd.
Exposure to Puerto Rico (3 of 3)
As of September 30, 2020
(dollars in millions)

Amortization Schedule of Net Debt Service Outstanding of Puerto Rico

	2020 (4Q)	2021 (1Q)	2021 (2Q)	2021 (3Q)	2021 (4Q)	2022	2023	2024	2025	2026	2027	2028	2029	2030 - 2034	2035 - 2039	2040 - 2044	2045 - 2047	Total
Commonwealth Constitutionally Guaranteed
Commonwealth of Puerto Rico - General Obligation Bonds	$—	$29	$—	$45	$—	$95	$70	$128	$119	$82	$136	$74	$103	$572	$294	$—	$—	$1,747
PBA	—	4	—	16	—	6	13	6	13	17	45	3	3	50	20	—	—	196
Public Corporations - Certain Revenues Potentially Subject to Clawback
PRHTA (Transportation revenue)	—	21	—	40	—	69	74	42	67	61	64	67	81	314	371	89	—	1,360
PRHTA (Highway revenue)	—	13	—	48	—	64	54	53	53	18	17	27	29	253	111	—	—	740
PRCCDA	—	3	—	3	—	7	7	7	7	7	26	6	6	103	61	—	—	243
PRIFA	—	—	—	—	—	1	2	1	1	1	1	1	1	3	10	8	—	30
Other Public Corporations
PREPA	3	15	3	43	3	62	128	122	91	126	122	80	47	157	5	—	—	1,007
PRASA	—	10	—	10	—	19	19	20	44	44	44	44	14	68	70	82	272	760
MFA	—	6	—	49	—	52	29	24	22	41	17	14	8	6	—	—	—	268
U of PR	—	—	—	—	—	—	—	—	—	—	—	—	—	1	—	—	—	1
Total	$3	$101	$3	$254	$3	$375	$396	$403	$417	$397	$472	$316	$292	$1,527	$942	$179	$272	$6,352

Assured Guaranty Ltd.
U.S. RMBS Profile
As of September 30, 2020
(dollars in millions)

Distribution of U.S. RMBS by Rating and Type of Exposure

Ratings:	Prime First Lien	Alt-A First Lien	Option ARMs	Subprime First Lien	Second Lien	Total Net Par Outstanding
AAA	$5	$115	$14	$681	$—	$815
AA	30	93	9	181	2	315
A	—	26	—	25	112	163
BBB	6	7	1	9	292	315
BIG	56	299	30	964	175	1,524
Total exposures	$97	$540	$54	$1,860	$581	$3,132

Distribution of U.S. RMBS by Year Insured and Type of Exposure

Year insured:	Prime First Lien	Alt-A First Lien	Option ARMs	Subprime First Lien	Second Lien	Total Net Par Outstanding
2004 and prior	$18	$18	$—	$508	$36	$580
2005	41	190	21	211	109	572
2006	38	37	9	205	187	476
2007	—	295	24	896	249	1,464
2008	—	—	—	40	—	40
Total exposures	$97	$540	$54	$1,860	$581	$3,132

Please refer to the Glossary for an explanation of the Company's presentation of net par outstanding and a description of sectors.

Assured Guaranty Ltd.
Direct Pooled Corporate Obligations Profile
As of September 30, 2020
(dollars in millions)

Distribution of Direct Pooled Corporate Obligations by Ratings

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement
Ratings:
AAA	$198	15.1%	47.1%	75.6%
AA	703	53.8%	41.0%	51.6%
A	273	20.9%	43.0%	46.2%
BBB	92	7.1%	35.7%	36.9%
BIG	40	3.1%	N/A	N/A
Total exposures	$1,306	100.0%	41.8%	52.2%

Distribution of Direct Pooled Corporate Obligations by Asset Class

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement	Number of Transactions	Avg. Rating
Asset class:
Trust preferred
Banks and insurance	$530	40.6%	44.3%	60.1%	14	AA
U.S. mortgage and real estate investment trusts	104	8.0	47.4%	64.5%	4	A
CLOs	558	42.7	38.5%	42.5%	3	A+
Other pooled corporates	114	8.7	N/A	N/A	3	A+
Total exposures	$1,306	100.0%	41.8%	52.2%	24	AA-

Please refer to the Glossary for an explanation of internal ratings, performance indicators and sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (1 of 3)
(dollars in millions)

BIG Exposures by Asset Exposure Type

	As of
	September 30,	December 31,
	2020	2019
U.S. public finance:
Tax backed	$1,874	$1,858
General obligation	1,630	1,969
Municipal utilities	1,418	1,472
Higher education	146	178
Transportation	99	100
Infrastructure finance	33	35
Healthcare	30	32
Housing revenue	17	17
Renewable energy	—	3
Other public finance	104	107
Total U.S. public finance	5,351	5,771
Non-U.S. public finance:
Sovereign and sub-sovereign	440	415
Infrastructure finance	382	444
Renewable energy	38	39
Total non-U.S. public finance	860	898
Total public finance	$6,211	$6,669

U.S. structured finance:
RMBS	$1,524	$1,618
Consumer receivables	94	108
Life insurance transactions	40	40
Other structured finance	57	30
Total U.S. structured finance	1,715	1,796
Non-U.S. structured finance:
Pooled corporate obligations	40	40
Other structured finance	1	1
Total non-U.S. structured finance	41	41
Total structured finance	$1,756	$1,837
Total BIG net par outstanding	$7,967	$8,506

Please refer to the Glossary for an explanation of the Company's presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (2 of 3)
(dollars in millions)

Net Par Outstanding by BIG Category(1)

	As of
	September 30,	December 31,
	2020	2019
BIG Category 1
U.S. public finance	$1,318	$1,582
Non-U.S. public finance	812	854
U.S. structured finance	250	191
Non-U.S. structured finance	40	40
Total BIG Category 1	2,420	2,667
BIG Category 2
U.S. public finance	429	430
Non-U.S. public finance	—	—
U.S. structured finance	99	136
Non-U.S. structured finance	—	—
Total BIG Category 2	528	566
BIG Category 3
U.S. public finance	3,604	3,759
Non-U.S. public finance	48	44
U.S. structured finance	1,366	1,469
Non-U.S. structured finance	1	1
Total BIG Category 3	5,019	5,273
BIG Total	$7,967	$8,506

1)    Assured Guaranty's surveillance department is responsible for monitoring the Company's portfolio of credits and maintains a list of BIG credits. BIG Category 1: Below-investment-grade transactions showing sufficient deterioration to make future losses possible, but for which none are currently expected. BIG Category 2: Below-investment-grade transactions for which future losses are expected but for which no claims (other than liquidity claims which are claims that the Company expects to be reimbursed within one year) have yet been paid. BIG Category 3: Below-investment-grade transactions for which future losses are expected and on which claims (other than liquidity claims) have been paid.

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (3 of 3)
As of September 30, 2020
(dollars in millions)

Public Finance and Structured Finance BIG Exposures with Revenue Sources Greater Than $50 Million

	Net Par Outstanding	Internal Rating (1)	60+ Day Delinquencies
Name or description
U.S. public finance:
Puerto Rico Highways & Transportation Authority	$1,310	CCC
Puerto Rico, General Obligation, Appropriations and Guarantees of the Commonwealth	1,262	CCC
Puerto Rico Electric Power Authority	775	CCC
Puerto Rico Aqueduct & Sewer Authority	373	CCC
Puerto Rico Municipal Finance Agency	223	CCC
Jackson Water & Sewer System, Mississippi	180	BB
Virgin Islands Public Finance Authority (Gross Receipts)	166	BB
Puerto Rico Convention Center District Authority	152	CCC
Stockton City, California	104	B
Harrisburg Parking System, Pennsylvania	77	BB
Alabama State University	74	BB+
Atlantic City, New Jersey	55	BB
Virgin Islands Water and Power Authority	52	CCC
Total U.S. public finance	$4,803

Non-U.S. public finance:
Valencia Fair	$328	BB+
Road Management Services PLC (A13 Highway)	169	B+
M6 Duna Autopalya Koncesszios Zrt.	109	BB+
CountyRoute (A130) plc	71	BB-
Total non-U.S. public finance	$677
Total	$5,480

U.S. structured finance:
RMBS:
Option One 2007-FXD2	$163	CCC	25.0%
Soundview 2007-WMC1	154	CCC	41.6%
Option One Mortgage Loan Trust 2007-HL1	108	CCC	21.8%
Nomura Asset Accept. Corp. 2007-1	97	CCC	34.7%
Argent Securities Inc. 2005-W4	93	CCC	11.1%
New Century 2005-A	79	CCC	27.1%
MABS 2007-NCW	58	BB	28.2%
ACE 2007-SL1	52	CCC	2.2%
ACE 2007-D1	50	CCC	18.7%
Subtotal RMBS	$854

Non-RMBS:
National Collegiate Trust Series 2006-2	$51	CCC	1.4%
Subtotal non-RMBS	$51
Total U.S. structured finance	$905

Total non-U.S. structured finance	$—
Total	$905

1)    Transactions below B- are categorized as CCC.

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (1 of 3)
As of September 30, 2020
(dollars in millions)

50 Largest U.S. Public Finance Exposures by Revenue Source

Credit Name:	Net Par Outstanding	Internal Rating (1)
New Jersey (State of)	$3,993	BBB
New York Metropolitan Transportation Authority	1,893	A-
Pennsylvania (Commonwealth of)	1,866	A-
Illinois (State of)	1,705	BBB
Puerto Rico Highways & Transportation Authority	1,310	CCC
Puerto Rico, General Obligation, Appropriations and Guarantees of the Commonwealth	1,262	CCC
North Texas Tollway Authority	1,144	A
Metro Washington Airports Authority (Dulles Toll Road)	1,083	BBB
Foothill/Eastern Transportation Corridor Agency, California	1,011	BBB
CommonSpirit Health, IL	1,000	A-
California (State of)	995	AA-
New York (City of), New York	980	AA-
San Diego Family Housing, LLC	938	AA
Philadelphia School District, Pennsylvania	917	A-
Chicago Public Schools, Illinois	913	BBB-
Great Lakes Water Authority (Sewerage), Michigan	897	A-
Port Authority of New York and New Jersey	865	BBB-
Massachusetts (Commonwealth of)	864	AA-
Alameda Corridor Transportation Authority, California	850	BBB+
Suffolk County, New York	826	BBB
Massachusetts (Commonwealth of) Water Resources	823	AA
Long Island Power Authority	817	A-
Puerto Rico Electric Power Authority	775	CCC
Pennsylvania Turnpike Commission	773	A-
ProMedica Healthcare Obligated Group, Ohio	750	BBB
Montefiore Medical Center, New York	749	BBB-
Metropolitan Pier and Exposition Authority, Illinois	748	BBB-
Jefferson County Alabama Sewer	714	BBB
Nassau County, New York	704	A-
Clark County School District, Nevada	689	BBB+
Regional Transportation Authority (Sales Tax), Illinois	626	AA-
Connecticut (State of)	625	A-
Philadelphia (City of), Pennsylvania	623	BBB+
Pittsburgh Water & Sewer, Pennsylvania	595	A-
North Carolina Turnpike Authority	586	BBB-
Hayward Unified School District, California	585	A
LCOR Alexandria LLC	582	BBB+
Oglethorpe Power Corporation, Georgia	575	BBB
Georgia Board of Regents	568	A
Chicago (City of), Illinois	556	BBB
Garden State Preservation Trust, New Jersey Open Space & Farmland	553	BBB+
Wisconsin (State of)	521	A+
New Jersey Turnpike Authority	518	A-
Sacramento County, California	482	A-
San Bernardino City Unified School District, California	467	A+
Yankee Stadium LLC New York City Industrial Development Authority	462	BBB
New York State Thruway Authority	461	A-
Harris County - Houston Sports Authority, Texas	446	BBB
Jets Stadium Development, LLC	443	BBB
New Haven (City of), Connecticut	422	BBB-
Total top 50 U.S. public finance exposures	$43,550
1)    Transactions below B- are categorized as CCC.

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (2 of 3)
As of September 30, 2020
(dollars in millions)

25 Largest U.S. Structured Finance Exposures

Credit Name:	Net Par Outstanding	Internal Rating (1)
Private US Insurance Securitization	$530	AA
Private US Insurance Securitization	500	AA-
Private US Insurance Securitization	361	AA-
SLM Student Loan Trust 2007-A	359	A+
Fortress Credit Opportunities VII CLO Limited	257	AA-
Private US Insurance Securitization	235	AA-
ABPCI Direct Lending Fund CLO I Ltd	208	A
Option One 2007-FXD2	163	CCC
SLM Student Loan Trust 2006-C	158	AA-
Soundview 2007-WMC1	154	CCC
Private US Insurance Securitization	138	AA
Timberlake Financial, LLC Floating Insured Notes	126	BBB+
CWABS 2007-4	114	A+
New Century Home Equity Loan Trust 2006-1	111	AAA
Option One Mortgage Loan Trust 2007-HL1	108	CCC
Nomura Asset Accept. Corp. 2007-1	97	CCC
Soundview Home Equity Loan Trust 2006-OPT1	97	AAA
Brightwood Fund III Static 2018-1, LLC	93	AA
Argent Securities Inc. 2005-W4	93	CCC
Countrywide HELOC 2006-I	88	A
OwnIt Mortgage Loan ABS Certificates 2006-3	86	AAA
CWALT Alternative Loan Trust 2007-HY9	82	A
New Century 2005-A	79	CCC
Preferred Term Securities XXIV, Ltd.	78	AA-
Structured Asset Investment Loan Trust 2006-1	76	AAA
Total top 25 U.S. structured finance exposures	$4,391

1)    Transactions below B- are categorized as CCC.

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (3 of 3)
As of September 30, 2020
(dollars in millions)

50 Largest Non-U.S. Exposures by Revenue Source

Credit Name:	Country	Net Par Outstanding	Internal Rating
Southern Water Services Limited	United Kingdom	$2,696	BBB
Quebec Province	Canada	1,945	A+
Thames Water Utility Finance PLC	United Kingdom	1,866	BBB
Societe des Autoroutes du Nord et de l'Est de France S.A.	France	1,811	BBB+
Southern Gas Networks PLC	United Kingdom	1,741	BBB
Dwr Cymru Financing Limited (Welsh Water Plc)	United Kingdom	1,617	A-
Anglian Water Services Financing PLC	United Kingdom	1,473	A-
National Grid Gas PLC	United Kingdom	1,292	BBB+
British Broadcasting Corporation (BBC)	United Kingdom	1,238	A+
Channel Link Enterprises Finance PLC	France, United Kingdom	1,220	BBB
Verbund, Lease and Sublease of Hydro-Electric Equipment	Austria	1,133	AAA
Capital Hospitals (Issuer) PLC	United Kingdom	890	BBB-
Aspire Defence Finance plc	United Kingdom	822	BBB+
Verdun Participations 2 S.A.S.	France	739	BBB-
Yorkshire Water Services Finance Plc	United Kingdom	662	A-
Sydney Airport Finance Company	Australia	635	BBB+
Envestra Limited	Australia	634	A-
Campania Region - Healthcare receivable	Italy	606	BB+
South Lanarkshire Schools	United Kingdom	586	BBB
National Grid Company PLC	United Kingdom	576	BBB+
Coventry & Rugby Hospital Company (Walsgrave Hospital) Plc	United Kingdom	534	BBB-
Severn Trent Water Utilities Finance Plc	United Kingdom	524	BBB+
Derby Healthcare PLC	United Kingdom	505	BBB
Wessex Water Services Finance Plc	United Kingdom	482	BBB+
International Infrastructure Pool	United Kingdom	458	AAA
International Infrastructure Pool	United Kingdom	458	AAA
International Infrastructure Pool	United Kingdom	458	AAA
North Staffordshire PFI, 32-year EIB Index-Linked Facility	United Kingdom	451	BBB-
Central Nottinghamshire Hospitals PLC	United Kingdom	450	BBB
United Utilities Water PLC	United Kingdom	449	BBB+
NewHospitals (St Helens & Knowsley) Finance PLC	United Kingdom	449	BBB+
South East Water	United Kingdom	422	BBB
Japan Expressway Holding and Debt Repayment Agency	Japan	418	A+
Scotland Gas Networks plc	United Kingdom	417	BBB
Comision Federal De Electricidad (CFE) El Cajon Project	Mexico	413	BBB-
Q Energy - Phase II	Spain	390	BBB+
Hypersol Solar Inversiones, S.A.U.	Spain	382	BBB
BBI (DBCT) Finance Pty Limited	Australia	380	BBB
The Hospital Company (QAH Portsmouth) Limited	United Kingdom	369	BBB
Private International Sub-Sovereign Transaction	United Kingdom	364	AA-
NATS (En Route) PLC	United Kingdom	353	A-
Q Energy - Phase III	Spain	346	BBB+
Valencia Fair	Spain	328	BB+
Octagon Healthcare Funding PLC	United Kingdom	326	BBB
Private International Sub-Sovereign Transaction	United Kingdom	321	AA
Bakethin Finance Plc	United Kingdom	307	A-
Leeds Hospital - St. James's Oncology Financing plc	United Kingdom	301	BBB
Catalyst Healthcare (Romford) Financing PLC	United Kingdom	298	BBB
Republic of Poland	Poland	295	A-
Dali Capital PLC-Northumbrian Water	United Kingdom	293	BBB+
Total top 50 non-U.S. exposures		$36,123

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Asset Management Segment

Assured Guaranty Ltd.
Asset Management Segment Results (1 of 3)
(dollars in millions)

	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2020
Revenues
Management fees:
CLOs	$5	$12
Opportunity funds and liquid strategies	2	7
Wind-down funds	5	21
Total management fees	12	40
Other income	2	4
Total revenues	14	44

Expenses
Amortization of intangible assets	3	9
Employee compensation and benefit expenses	19	51
Other operating expenses	7	21
Total expenses	29	81
Adjusted operating income (loss) before income taxes	(15)	(37)
Provision (benefit) for income taxes	(3)	(7)
Adjusted operating income (loss)	$(12)	$(30)

Assured Guaranty Ltd.
Asset Management Segment Results (2 of 3)
(dollars in millions)

Rollforward of Assets Under Management for the Three Months Ended September 30, 2020

	CLOs	Opportunity Funds	Liquid Strategies	Wind-Down Funds	Total
AUM, June 30, 2020	$13,212	$973	$371	$2,460	$17,016

Inflows	168	—	—	—	168
Outflows:
Redemptions	—	—	—	—	—
Distributions	(45)	(27)	—	(228)	(300)
Total outflows	(45)	(27)	—	(228)	(300)
Net flows	123	(27)	—	(228)	(132)
Change in fund value	76	38	7	21	142
AUM, September 30, 2020	$13,411	$984	$378	$2,253	$17,026

Rollforward of Assets Under Management for the Nine Months Ended September 30, 2020

	CLOs	Opportunity Funds	Liquid Strategies	Wind-Down Funds	Total
AUM, December 31, 2019	$12,758	$1,023	$—	$4,046	$17,827

Inflows	909	118	370	—	1,397
Outflows:
Redemptions	—	—	—	—	—
Distributions	(325)	(195)	—	(1,644)	(2,164)
Total outflows	(325)	(195)	—	(1,644)	(2,164)
Net flows	584	(77)	370	(1,644)	(767)
Change in fund value	69	38	8	(149)	(34)
AUM, September 30, 2020	$13,411	$984	$378	$2,253	$17,026

Assured Guaranty Ltd.
Asset Management Segment Results (3 of 3)
(dollars in millions)

Components of Assets Under Management as of September 30, 2020 and December 31, 2019

	CLOs	Opportunity Funds	Liquid Strategies	Wind-Down Funds	Total

As of September 30, 2020:
Funded AUM (1)	$13,350	$879	$378	$2,231	$16,838
Unfunded AUM (1)	61	105	—	22	188

Fee Earning AUM (2)	$8,001	$805	$378	$2,093	$11,277
Non-Fee Earning AUM (2)	5,410	179	—	160	5,749

Intercompany AUM
Funded AUM (1)	$331	$207	$357	$—	$895
Unfunded AUM (1)	50	56	—	—	106

As of December 31, 2019:
Funded AUM (1)	$12,721	$796	$—	$3,980	$17,497
Unfunded AUM (1)	37	227	—	66	330

Fee Earning AUM (2)	$3,438	$695	$—	$3,838	$7,971
Non-Fee Earning AUM (2)	9,320	328	—	208	9,856

Intercompany AUM
Funded AUM (1)	$19	$58	$—	$—	$77
Unfunded AUM (1)	30	84	—	—	114
1)    Funded AUM refers to assets that have been deployed or invested into the funds or CLOs. Unfunded AUM refers to unfunded capital commitments from closed-end funds and CLO warehouse fund.

2)    Fee Earning AUM refers to assets where AssuredIM collects fees or has elected not to waive or rebate fees to investors. Non-Fee Earning AUM refers to assets where AssuredIM does not collect fees or has elected to waive or rebate fees to investors.

Corporate Division

Assured Guaranty Ltd.
Corporate Results
(dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019

Total revenues	$12	$1	$8	$2

Expenses
Interest expense	24	23	72	69
Employee compensation and benefit expenses	3	4	11	13
Other operating expenses	5	4	16	11
Total expenses	32	31	99	93
Equity in net earnings of investees	—	(1)	(5)	—
Adjusted operating income (loss) before income taxes	(20)	(31)	(96)	(91)
Provision (benefit) for income taxes	(2)	(3)	(13)	(12)
Adjusted operating income (loss)	$(18)	$(28)	$(83)	$(79)

Other

Assured Guaranty Ltd.
Other Results (1 of 2)
(dollars in millions)

	Three Months Ended September 30, 2020
	FG VIEs	Consolidated Investment Vehicles	Intersegment Eliminations and Reclasses	Total Other
	(in millions)
Revenues
Net earned premiums	$(2)	$—	$—	$(2)
Net investment income	(1)	—	(3)	(4)
Asset management fees	—	(2)	7	5
Fair value gains (losses) on FG VIEs	—	—	—	—
Fair value gains (losses) on consolidated investment vehicles	—	18	—	18
Total revenues	(3)	16	4	17
Expenses
Loss and LAE	1	—	—	1
Interest expense	—	—	(3)	(3)
Other operating expenses	—	—	7	7
Total expenses	1	—	4	5
Equity in net earnings of investees	—	(13)	—	(13)
Adjusted operating income (loss) before income taxes	(4)	3	—	(1)
Provision (benefit) for income taxes	(1)	—	—	(1)
Noncontrolling interests	—	3	—	3
Adjusted operating income (loss)	$(3)	$—	$—	$(3)

	Three Months Ended September 30, 2019
	FG VIEs	Consolidated Investment Vehicles	Intersegment Eliminations and Reclasses	Total Other
	(in millions)
Revenues
Net earned premiums	$(2)	$—	$—	$(2)
Net investment income	(1)	—	(1)	(2)
Fair value gains (losses) on FG VIEs	4	—	—	4
Total revenues	1	—	(1)	—
Expenses
Loss and LAE	3	—	—	3
Interest expense	—	—	(1)	(1)
Other operating expenses	—	—	—	—
Total expenses	3	—	(1)	2
Equity in net earnings of investees	—	—	—	—
Adjusted operating income (loss) before income taxes	(2)	—	—	(2)
Provision (benefit) for income taxes	—	—	—	—
Noncontrolling interests	—	—	—	—
Adjusted operating income (loss)	$(2)	$—	$—	$(2)

Assured Guaranty Ltd.
Other Results (2 of 2)
(dollars in millions)

	Nine Months Ended September 30, 2020
	FG VIEs	Consolidated Investment Vehicles	Intersegment Eliminations and Reclasses	Total Other
	(in millions)
Revenues
Net earned premiums	$(4)	$—	$—	$(4)
Net investment income	(4)	—	(8)	(12)
Asset management fees	—	(4)	24	20
Fair value gains (losses) on FG VIEs	(8)	—	—	(8)
Fair value gains (losses) on consolidated investment vehicles	—	37	—	37
Total revenues	(16)	33	16	33
Expenses
Loss and LAE	(7)	—	—	(7)
Interest expense	—	—	(8)	(8)
Other operating expenses	—	(1)	24	23
Total expenses	(7)	(1)	16	8
Equity in net earnings of investees	—	(29)	—	(29)
Adjusted operating income (loss) before income taxes	(9)	5	—	(4)
Provision (benefit) for income taxes	(2)	—	—	(2)
Noncontrolling interests	—	5	—	5
Adjusted operating income (loss)	$(7)	$—	$—	$(7)

	Nine Months Ended September 30, 2019
	FG VIEs	Consolidated Investment Vehicles	Intersegment Eliminations and Reclasses	Total Other
	(in millions)
Revenues
Net earned premiums	$(16)	$—	$—	$(16)
Net investment income	(3)	—	(2)	(5)
Fair value gains (losses) on FG VIEs	42	—	—	42
Total revenues	23	—	(2)	21
Expenses
Loss and LAE	18	—	—	18
Interest expense	—	—	(2)	(2)
Other operating expenses	—	—	—	—
Total expenses	18	—	(2)	16
Equity in net earnings of investees	—	—	—	—
Adjusted operating income (loss) before income taxes	5	—	—	5
Provision (benefit) for income taxes	1	—	—	1
Noncontrolling interests	—	—	—	—
Adjusted operating income (loss)	$4	$—	$—	$4

Summary

Assured Guaranty Ltd.
Summary of Financial and Statistical Data
(dollars in millions, except per share amounts)

	As of and for the Nine Months Ended September 30, 2020		Year Ended December 31,
			2019		2018		2017		2016
GAAP Summary Statements of Operations Data
Net earned premiums	$331		$476		$548		$690		$864
Net investment income	229		378		395		417		408
Total expenses	500		503		422		748		660
Income (loss) before income taxes	239		460		580		991		1,017
Net income (loss) attributable to AGL	214		402		521		730		881
Net income (loss) attributable to AGL per diluted share	2.43		4.00		4.68		5.96		6.56

GAAP Summary Balance Sheet Data
Total investments and cash	$9,750		$10,409		$10,977		$11,539		$11,103
Total assets	14,695		14,326		13,603		14,433		14,151
Unearned premium reserve	3,762		3,736		3,512		3,475		3,511
Loss and LAE reserve	982		1,050		1,177		1,444		1,127
Long-term debt	1,223		1,235		1,233		1,292		1,306
Shareholders’ equity attributable to AGL	6,549		6,639		6,555		6,839		6,504
Shareholders’ equity attributable to AGL per share	79.63		71.18		63.23		58.95		50.82

Other Financial Information (GAAP Basis)
Financial guaranty:
Net debt service outstanding (end of period)	$364,507		$374,130		$371,586		$401,118		$437,535
Gross debt service outstanding (end of period)	365,436		375,776		375,080		408,492		455,000
Net par outstanding (end of period)	233,075		236,807		241,802		264,952		296,318
Gross par outstanding (end of period)	233,960		238,156		244,191		269,386		307,474

Other Financial Information (Statutory Basis)(1)
Financial guaranty:
Net debt service outstanding (end of period)	$359,335		$367,630		$359,499		$373,340		$401,004
Gross debt service outstanding (end of period)	360,263		369,251		362,974		380,478		417,072
Net par outstanding (end of period)	228,574		230,984		230,664		239,003		262,468
Gross par outstanding (end of period)	229,460		232,333		233,036		243,217		272,286

Claims-paying resources(2)
Policyholders' surplus	$5,025		$5,056		$5,148		$5,305		$5,126
Contingency reserve	1,669		1,607		1,663		1,750		2,008
Qualified statutory capital	6,694		6,663		6,811		7,055		7,134
Unearned premium reserve and net deferred ceding commission income	3,009		2,961		2,950		2,849		2,672
Loss and LAE reserves	222		529		1,023		1,092		888
Total policyholders' surplus and reserves	9,925		10,153		10,784		10,996		10,694
Present value of installment premium (3)	800		804		577		559		616
CCS and standby line of credit	400		400		400		400		400
Excess of loss reinsurance facility	—		—		180		180		360
Total claims-paying resources	$11,125		$11,357		$11,941		$12,135		$12,070

Ratios:
Net exposure to qualified statutory capital	34	:1	35	:1	34	:1	34	:1	37	:1
Capital ratio	54	:1	55	:1	53	:1	53	:1	56	:1
Financial resources ratio	32	:1	32	:1	30	:1	31	:1	33	:1
Adjusted statutory net exposure to claims-paying resources	21	:1	20	:1	19	:1	20	:1	22	:1

Par and Debt Service Written (FG and specialty)
Gross debt service written:
Public finance - U.S.	$23,125		$28,054		$31,989		$26,988		$25,423
Public finance - non-U.S.	1,861		17,907		7,166		2,811		848
Structured finance - U.S.	315		1,704		1,191		500		1,143
Structured finance - non-U.S.	—		88		369		202		30
Total gross debt service written	$25,301		$47,753		$40,715		$30,501		$27,444

Net debt service written	$25,301		$47,731		$40,630		$30,476		$27,444
Net par written	16,477		24,331		24,538		17,962		17,854
Gross par written	16,477		24,353		24,624		18,024		17,854

1)    Statutory amounts prepared on a consolidated basis. The National Association of Insurance Commissioners Annual Statements for U.S. Domiciled Insurance Subsidiaries are prepared on a stand-alone basis.
2)    See page 13 for additional detail on claims-paying resources.
3)    Discount rate was changed from 6% to 3% in first quarter 2020. Prior periods have been updated to reflect the change.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
Please refer to the Glossary for an explanation of the presentation of net debt service and net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Summary of GAAP to Non-GAAP Reconciliations(1) (1 of 2)
(dollars in millions, except per share amounts)

	Nine Months Ended September 30, 2020	Year Ended December 31,
		2019	2018	2017	2016
Total GWP	$334	$677	$612	$307	$154
Less: Installment GWP and other GAAP adjustments (2)	152	469	119	99	(10)
Upfront GWP	182	208	493	208	164
Plus: Installment premium PVP	82	361	204	107	61
Total PVP (3)	$264	$569	$697	$315	$225

PVP (3):
Public finance - U.S.	$182	$201	$402	$197	$161
Public finance - non-U.S.	73	308	116	89	29
Structured finance - U.S.	9	53	167	14	34
Structured finance - non-U.S.	—	7	12	15	1
Total PVP	$264	$569	$697	$315	$225

Adjusted operating income reconciliation:
Net income (loss) attributable to AGL	$214	$402	$521	$730	$881
Less pre-tax adjustments:
Realized gains (losses) on investments	12	22	(32)	40	(30)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	6	(10)	101	43	36
Fair value gains (losses) on CCS	13	(22)	14	(2)	—
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(15)	22	(32)	57	(33)
Total pre-tax adjustments	16	12	51	138	(27)
Less tax effect on pre-tax adjustments	(2)	(1)	(12)	(69)	13
Adjusted operating income (loss)	$200	$391	$482	$661	$895

Adjusted operating income per diluted share reconciliation:
Net income (loss) attributable to AGL per diluted share	$2.43	$4.00	$4.68	$5.96	$6.56
Less pre-tax adjustments:
Realized gains (losses) on investments	0.14	0.22	(0.29)	0.33	(0.23)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	0.07	(0.11)	0.90	0.35	0.27
Fair value gains (losses) on CCS	0.14	(0.22)	0.13	(0.02)	—
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(0.17)	0.21	(0.29)	0.46	(0.25)
Total pre-tax adjustments	0.18	0.10	0.45	1.12	(0.21)
Tax effect on pre-tax adjustments	(0.03)	(0.01)	(0.11)	(0.57)	0.09
Adjusted operating income (loss) per diluted share	$2.28	$3.91	$4.34	$5.41	$6.68

1)    Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

2)    Includes present value of new business on installment policies discounted at the prescribed GAAP discount rates, GWP adjustments on existing installment policies due to changes in assumptions, and other GAAP adjustments.

3)    See Non-GAAP Financial Measures set forth at the end of this Financial Supplement for a description of the changes to the discount rates used in the calculation of non-GAAP financial measure. The discount rate used for PVP as of September 30, 2020 is 3%. The prior periods have been recast to present PVP discounted at 3% instead of 6%.

Assured Guaranty Ltd.
Summary of GAAP to Non-GAAP Reconciliations(1) (2 of 2)
(dollars in millions, except per share amounts)

	As of September 30, 2020	As of December 31,
		2019	2018	2017	2016
Adjusted book value reconciliation:
Shareholders' equity attributable to AGL	$6,549	$6,639	$6,555	$6,839	$6,504
Less pre-tax adjustments:
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(50)	(56)	(45)	(146)	(189)
Fair value gains (losses) on CCS	65	52	74	60	62
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	563	486	247	487	316
Less taxes	(99)	(89)	(63)	(83)	(71)
Adjusted operating shareholders' equity	6,070	6,246	6,342	6,521	6,386
Pre-tax adjustments:
Less: Deferred acquisition costs	118	111	105	101	106
Plus: Net present value of estimated net future revenue	183	206	219	162	147
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	3,346	3,296	3,005	2,966	2,922
Plus taxes	(596)	(590)	(526)	(515)	(835)
Adjusted book value	$8,885	$9,047	$8,935	$9,033	$8,514

Gain (loss) related to VIE consolidation included in adjusted operating shareholders' equity (net of tax (provision) benefit of $(1), $(2), $(1), $(2), and $4)	$1	$7	$3	$5	$(7)

Gain (loss) related to VIE consolidation included in adjusted book value (net of tax (provision) benefit of $2, $1, $4, $3, and $12)	$(8)	$(4)	$(15)	$(14)	$(24)

Adjusted book value per share reconciliation:
Shareholders' equity attributable to AGL per share	$79.63	$71.18	$63.23	$58.95	$50.82
Less pre-tax adjustments:
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(0.60)	(0.60)	(0.44)	(1.26)	(1.48)
Fair value gains (losses) on CCS	0.79	0.56	0.72	0.52	0.48
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	6.85	5.21	2.39	4.20	2.47
Less taxes	(1.21)	(0.95)	(0.61)	(0.71)	(0.54)
Adjusted operating shareholders' equity per share	73.80	66.96	61.17	56.20	49.89
Pre-tax adjustments:
Less: Deferred acquisition costs	1.44	1.19	1.01	0.87	0.83
Plus: Net present value of estimated net future revenue	2.23	2.20	2.11	1.40	1.15
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	40.68	35.34	28.98	25.56	22.83
Plus taxes	(7.25)	(6.32)	(5.07)	(4.43)	(6.52)
Adjusted book value per share	$108.02	$96.99	$86.18	$77.86	$66.52

Gain (loss) related to VIE consolidation included in adjusted operating shareholders' equity per share	$0.01	$0.07	$0.03	$0.03	$(0.06)

Gain (loss) related to VIE consolidation included in adjusted book value per share	$(0.11)	$(0.05)	$(0.15)	$(0.12)	$(0.18)

1)    See Non-GAAP Financial Measures set forth at the end of this Financial Supplement for a description of the changes to the discount rates used in the calculation of non-GAAP financial measure. The discount rate used for net present value of estimated net future revenues as of September 30, 2020 is 3%. The prior periods have been recast to present the net present value of net future revenues discounted at 3% instead of 6%.

Glossary

Net Par Outstanding and Internal Ratings
Net Par Outstanding is insured par exposure, net of reinsurance cessions. Unless otherwise indicated, GAAP net par outstanding amounts exclude amounts as a result of loss mitigation strategies, including securities the Company has purchased for loss mitigation purposes that are held in the investment portfolio.

Internal Rating utilizes the Company’s ratings scale, which is similar to that used by the nationally recognized statistical rating organizations; however, the ratings in the tables may not be the same as ratings assigned by any such rating agency.

Statutory Net Par and Net Debt Service Outstanding. Under statutory accounting, net par and net debt service outstanding would be reduced both when an outstanding issue is legally defeased (i.e., an issuer has legally discharged its obligations with respect to a municipal security by satisfying conditions set forth in defeasance provisions contained in transaction documents and is no longer responsible for the payment of debt service with respect to such obligations) and when such issue is economically defeased (i.e., transaction documents for a municipal security do not contain defeasance provisions but the issuer establishes an escrow account with U.S. government securities in amounts sufficient to pay the refunded bonds when due; the refunded bonds are not considered paid and continue to be outstanding under the transaction documents and the issuer remains responsible to pay debt service when due to the extent monies on deposit in the escrow account are insufficient for such purpose).

Performance Indicators
The performance information described below is obtained from third parties and/or provided by the trustee and may be subject to revision as updated or additional information is obtained:

60+ Day Delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or real estate owned divided by current collateral balance.

Average Credit Enhancement is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty’s exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Some asset classes may not have subordinated tranches so they are excluded from the weighted averages.

Sectors
Below are brief descriptions of selected types of public and structured finance obligations that the Company insures and reinsures. For a more complete description, please refer to Assured Guaranty Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2019.

Public Finance:

General Obligation Bonds are full faith and credit obligations issued by states, their political subdivisions and other municipal issuers, and are supported by the general obligation of the issuer to pay from available funds and by a pledge of the issuer to levy ad valorem taxes in an amount sufficient to provide for the full payment of the bonds.

Tax-Backed Bonds are obligations that are supported by the issuer from specific and discrete sources of taxation. They include tax-backed revenue bonds, general fund obligations and lease revenue bonds. Tax-backed obligations may be secured by a lien on specific pledged tax revenues, such as a gasoline or excise tax, or incrementally from growth in property tax revenue associated with growth in property values. These obligations also include obligations secured by special assessments levied against property owners and often benefit from issuer covenants to enforce collections of such assessments and to foreclose on delinquent properties. Lease revenue bonds typically are general fund obligations of a municipality or other governmental authority that are subject to annual appropriation or abatement; projects financed and subject to such lease payments ordinarily include real estate or equipment serving an essential public purpose. Bonds in this category also include moral obligations of municipalities or governmental authorities.

Municipal Utility Bonds are obligations of all forms of municipal utilities, including electric, water and sewer utilities and resource recovery revenue bonds. These utilities may be organized in various forms, including municipal enterprise systems, authorities or joint action agencies.

Transportation Bonds include a wide variety of revenue-supported obligations, such as bonds for airports, ports, tunnels, municipal parking facilities, toll roads and toll bridges.

Healthcare Bonds are obligations of healthcare facilities, including community-based hospitals and systems, as well as of health maintenance organizations and long-term care facilities.

Higher Education Bonds are obligations secured by revenue collected by either public or private secondary schools, colleges and universities. Such revenue can encompass all of an institution’s revenue, including tuition and fees, or in other cases, can be specifically restricted to certain auxiliary sources of revenue.

Glossary (continued)

Sectors (continued)

Infrastructure Bonds include obligations issued by a variety of entities engaged in the financing of infrastructure projects, such as roads, airports, ports, social infrastructure and other physical assets delivering essential services supported by long-term concession arrangements with a public sector entity.

Housing Revenue Bonds are obligations relating to both single and multi-family housing, issued by states and localities, supported by cash flow and, in some cases, insurance from entities such as the Federal Housing Administration.

Investor-Owned Utility Bonds are obligations primarily backed by investor-owned utilities, first mortgage bond obligations of for-profit electric or water utilities providing retail, industrial and commercial service, and also include sale-leaseback obligation bonds supported by such entities.

Renewable Energy Bonds are obligations backed by renewable energy sources, such as solar, wind farm, hydroelectric, geothermal and fuel cell.

Regulated Utility Obligations are obligations issued by government-regulated providers of essential services and commodities, including electric, water and gas utilities. The majority of the Company's international regulated utility business is conducted in the United Kingdom.

Pooled Infrastructure Obligations are synthetic asset-backed obligations that take the form of credit default swap obligations or credit-linked notes that reference either infrastructure finance obligations or a pool of such obligations, with a defined deductible to cover credit risks associated with the referenced obligations.

Sovereign and Sub-Sovereign Obligations primarily include obligations of local, municipal, regional or national governmental authorities or agencies outside of the United States.

Other Public Finance are obligations of, or backed by, local, municipal, regional or national governmental authorities or agencies not generally described in any of the other described categories.

Structured Finance:

Residential Mortgage-Backed Securities are obligations backed by closed-end and open-end first and second lien mortgage loans on one-to-four family residential properties, including condominiums and cooperative apartments. First lien mortgage loan products in these transactions include fixed rate, adjustable rate (ARM) and option adjustable-rate (Option ARM) mortgages. The credit quality of borrowers covers a broad range, including ‘‘prime’’, ‘‘subprime’’ and ‘‘Alt-A’’. A prime borrower is generally defined as one with strong risk characteristics as measured by factors such as payment history, credit score, and debt-to-income ratio. A subprime borrower is a borrower with higher risk characteristics, usually as determined by credit score and/or credit history. An Alt-A borrower is generally defined as a prime quality borrower that lacks certain ancillary characteristics, such as fully documented income.

Additional insured obligations within RMBS include Home Equity Lines of Credit (HELOCs), which refers to a type of residential mortgage-backed transaction backed by second-lien loan collateral consisting of home equity lines of credit. U.S. Prime First Lien is a type of residential mortgage-backed securities transaction backed primarily by prime first-lien loan collateral plus an insignificant amount of other miscellaneous RMBS transactions.

Life Insurance Transactions are obligations secured by the future earnings from pools of various types of insurance/reinsurance policies and income produced by invested assets.

Pooled Corporate Obligations are obligations primarily backed by various types of corporate debt obligations, such as secured or unsecured bonds, bank loans or loan participations and trust preferred securities (TruPS). These securities are often issued in ‘‘tranches,’’ with subordinated tranches providing credit support to the more senior tranches. The Company’s financial guaranty exposures generally are to the more senior tranches of these issues.

Consumer Receivables Securities are obligations backed by non-mortgage consumer receivables, such as student loans, automobile loans and leases, manufactured home loans and other consumer receivables.

Financial Products Business is the guaranteed investment contracts (GICs) portion of a line of business previously conducted by Assured Guaranty Municipal Holdings Inc. (AGMH) that the Company did not acquire when it purchased AGMH in 2009 from Dexia SA and that is being run off. That line of business consisted of AGMH's GICs business, its medium term notes business and the equity payment agreements associated with AGMH's leveraged lease business. Assured Guaranty is indemnified by Dexia SA and certain of its affiliates against loss from the former Financial Products Business.

Other Structured Finance Obligations are obligations backed by assets not generally described in any of the other described categories.

Glossary (continued)

Definitions for Asset Management Segment

The Company uses AUM as a metric to measure progress in its Asset Management segment. The Company uses measures of its AUM in its decision making process and intends to use a measure of change in AUM in its calculation of certain components of management compensation. Investors also use AUM to evaluate companies that participate in the asset management business. AUM refers to the assets managed, advised or serviced by the Asset Management segment and equals the sum of the following:

•the amount of aggregate collateral balance and principal cash of AssuredIM's CLOs, including CLO equity that may be held by AssuredIM funds. This also includes CLO assets managed by BlueMountain Fuji Management, LLC (BM Fuji). AssuredIM is not the investment manager of BM Fuji CLOs, but rather has entered into a services agreement and a secondary agreement with BM Fuji pursuant to which AssuredIM provides certain services associated with the management of BM Fuji-advised CLOs and acts in the capacity of service provider, and

•the net asset value of all funds and accounts other than CLOs, plus any unfunded commitments.

The Company's calculation of AUM may differ from the calculation employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers. The calculation also differs from the manner in which AssuredIM affiliates registered with the SEC report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways.

The Company also uses several other measurements of AUM to understand and measure its AUM in more detail and for various purposes, including its relative position in the market and its income and income potential:

"Third-party assets under management" or "3rd Party AUM" refers to the assets AssuredIM manages or advises on behalf of third-party investors. This includes current and former employee investments in AssuredIM's funds. For CLOs, this also includes CLO equity that may be held by AssuredIM's funds.

"Intercompany assets under management" or "Intercompany AUM" refers to the assets AssuredIM manages or advises on behalf of the Company. This includes investments from affiliates of Assured Guaranty along with general partners' investments of AssuredIM (or its affiliates) into the funds.

"Funded assets under management" or "Funded AUM" refers to assets that have been deployed or invested into the funds or CLOs.

"Unfunded assets under management" or "Unfunded AUM" refers to unfunded capital commitments from closed-end funds and CLO warehouse fund.

"Fee earning assets under management" or "Fee Earning AUM" refers to assets where AssuredIM collects fees and has elected not to waive or rebate fees to investors.

"Non-fee earning assets under management" or "Non-Fee Earning AUM" refers to assets where AssuredIM does not collect fees or has elected to waive or rebate fees to investors. AssuredIM reserves the right to waive some or all fees for certain investors, including investors affiliated with AssuredIM and/or the Company. Further, to the extent that the Company's wind-down and/or opportunity funds are invested in AssuredIM managed CLOs, AssuredIM may rebate any management fees and/or performance compensation earned from the CLOs to the extent such fees are attributable to the wind-down and opportunity funds’ holdings of CLOs also managed by AssuredIM.

Non-GAAP Financial Measures

To reflect the key financial measures that management analyzes in evaluating the Company’s operations and progress towards long-term goals, the Company discloses both financial measures determined in accordance with GAAP and financial measures not determined in accordance with GAAP (non-GAAP financial measures).

Financial measures identified as non-GAAP should not be considered substitutes for GAAP financial measures. The primary limitation of non-GAAP financial measures is the potential lack of comparability to financial measures of other companies, whose definitions of non-GAAP financial measures may differ from those of the Company.

By disclosing non-GAAP financial measures, the Company gives investors, analysts and financial news reporters access to information that management and the Board of Directors review internally. The Company believes its presentation of non-GAAP financial measures provides information that is necessary for analysts to calculate their estimates of Assured Guaranty’s financial results in their research reports on Assured Guaranty and for investors, analysts and the financial news media to evaluate Assured Guaranty’s financial results.

The Company also provides the effect of VIE consolidation that is embedded in each non-GAAP financial measure, as applicable, which the Company believes may also be useful to investors, analysts and financial news media to evaluate Assured Guaranty’s financial results. GAAP requires the Company to consolidate certain FG VIEs and investment vehicles. The Company does not own the consolidated FG VIEs and its exposure is limited to its obligation under the financial guaranty insurance contract. The Insurance segment presents the economic effect of the financial guaranty contracts associated with the consolidated FG VIEs. The Company does own a substantial ownership interest in its consolidated investment vehicles, which is reflected in the Insurance segment.

Management and the Board of Directors use non-GAAP financial measures further adjusted to remove the effect of VIE consolidation (which the Company refers to as its core financial measures), as well as GAAP financial measures and other factors, to evaluate the Company’s results of operations, financial condition and progress towards long-term goals. The Company uses core financial measures in its decision making process and in its calculation of certain components of management compensation.

Management believes that many investors, analysts and financial news reporters use adjusted operating shareholders’ equity, further adjusted to remove the effect of VIE consolidation, as the principal financial measure for valuing AGL’s current share price or projected share price and also as the basis of their decision to recommend, buy or sell AGL’s common shares. Management also believes that many of the Company’s fixed income investors also use this measure to evaluate the Company’s capital adequacy.

Management believes that many investors, analysts and financial news reporters also use adjusted book value, further adjusted to remove the effect of VIE consolidation, to evaluate AGL’s share price and as the basis of their decision to recommend, buy or sell the AGL common shares. Adjusted operating income further adjusted for the effect of VIE consolidation enables investors and analysts to evaluate the Company’s financial results in comparison with the consensus analyst estimates distributed publicly by financial databases.

The core financial measures that the Company uses to help determine compensation are: (1) adjusted operating income, further adjusted to remove the effect of VIE consolidation, (2) adjusted operating shareholders' equity, further adjusted to remove the effect of VIE consolidation, (3) growth in adjusted book value per share, further adjusted to remove the effect of VIE consolidation, and (4) PVP.

In the first quarter of 2020, the Company changed the discount rate used in the calculation of PVP and net present value of estimated future net revenues, which is a component of adjusted book value. Beginning in 2020, the discount rate is the approximate average pre-tax fixed book yield of fixed-maturity securities purchased in the prior calendar year, excluding loss mitigation bonds. In prior periods the discount rate was a constant 6% discount rate. The Company made these changes and recast prior periods to better reflect the then current interest rate environment. The reconciliation tables of GAAP to non-GAAP financial measures for PVP and adjusted book value indicate the new discount rate for each relevant period. The following paragraphs define each non-GAAP financial measure disclosed by the Company and describe why it is useful. To the extent there is a directly comparable GAAP financial measure, a reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure is presented within this financial supplement.

Adjusted Operating Income: Management believes that adjusted operating income is a useful measure because it clarifies the understanding of the underwriting results of the Company. Adjusted operating income is defined as net income (loss) attributable to AGL, as reported under GAAP, adjusted for the following:

1)    Elimination of realized gains (losses) on the Company’s investments, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to the Company’s discretion and influenced by market opportunities, as well as the Company’s tax and capital profile.

2)    Elimination of non-credit-impairment unrealized fair value gains (losses) on credit derivatives that are recognized in net income, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, the Company's credit spreads, and other market factors and are not expected to result in an economic gain or loss.

Non-GAAP Financial Measures (continued)

3)    Elimination of fair value gains (losses) on the Company’s CCS that are recognized in net income. Such amounts are affected by changes in market interest rates, the Company's credit spreads, price indications on the Company's publicly traded debt, and other market factors and are not expected to result in an economic gain or loss.

4)    Elimination of foreign exchange gains (losses) on remeasurement of net premium receivables and loss and LAE reserves that are recognized in net income. Long-dated receivables and loss and LAE reserves represent the present value of future contractual or expected cash flows. Therefore, the current period’s foreign exchange remeasurement gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

5)    Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Adjusted Operating Shareholders’ Equity and Adjusted Book Value: Management believes that adjusted operating shareholders’ equity is a useful measure because it excludes the fair value adjustments on investments, credit derivatives and CCS that are not expected to result in economic gain or loss.

Adjusted operating shareholders’ equity is the basis of the calculation of adjusted book value (see below). Adjusted operating shareholders’ equity is defined as shareholders’ equity attributable to AGL, as reported under GAAP, adjusted for the following:

1)    Elimination of non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

2)    Elimination of fair value gains (losses) on the Company’s CCS. Such amounts are affected by changes in market interest rates, the Company's credit spreads, price indications on the Company's publicly traded debt, and other market factors and are not expected to result in an economic gain or loss.

3)    Elimination of unrealized gains (losses) on the Company’s investments that are recorded as a component of accumulated other comprehensive income (AOCI) (excluding foreign exchange remeasurement). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore should not recognize an economic gain or loss.

4)     Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Management uses adjusted book value, further adjusted for VIE consolidation, to measure the intrinsic value of the Company, excluding franchise value. Growth in adjusted book value per share, further adjusted for VIE consolidation (core adjusted book value), is one of the key financial measures used in determining the amount of certain long-term compensation elements to management and employees and used by rating agencies and investors. Management believes that adjusted book value is a useful measure because it enables an evaluation of the Company’s in-force premiums and revenues net of expected losses. Adjusted book value is adjusted operating shareholders’ equity, as defined above, further adjusted for the following:

1)    Elimination of deferred acquisition costs, net. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods.

2)    Addition of the net present value of estimated net future revenue. See below.

3)    Addition of the deferred premium revenue on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the present value of the expected future net earned premiums, net of the present value of expected losses to be expensed, which are not reflected in GAAP equity.

4)     Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

The unearned premiums and revenues included in adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current adjusted book value due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults and other factors.

Non-GAAP Financial Measures (continued)

Adjusted Operating Return on Equity (Adjusted Operating ROE): Adjusted Operating ROE represents adjusted operating income for a specified period divided by the average of adjusted operating shareholders’ equity at the beginning and the end of that period. Management believes that adjusted operating ROE is a useful measure to evaluate the Company’s return on invested capital. Many investors, analysts and members of the financial news media use adjusted operating ROE, adjusted for VIE consolidation, to evaluate AGL’s share price and as the basis of their decision to recommend, buy or sell the AGL common shares. Quarterly and year-to-date adjusted operating ROE are calculated on an annualized basis. Adjusted operating ROE, adjusted for VIE consolidation, is one of the key management financial measures used in determining the amount of certain long-term compensation to management and employees and used by rating agencies and investors.

Net Present Value of Estimated Net Future Revenue: Management believes that this amount is a useful measure because it enables an evaluation of the value of the present value of estimated net future revenue for contracts other than financial guaranty insurance contracts (such as specialty insurance and reinsurance contracts and credit derivatives). This amount represents the net present value of estimated future revenue from these contracts (other than credit derivatives with net expected losses), net of reinsurance, ceding commissions and premium taxes.

Future installment premiums are discounted at the approximate average pre-tax book yield of fixed maturity securities purchased during the prior calendar year, other than loss mitigation securities. The discount rate is recalculated annually and updated as necessary. Net present value of estimated future revenue for an obligation may change from period to period due to a change in the discount rate or due to a change in estimated net future revenue for the obligation, which may change due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation. There is no corresponding GAAP financial measure.

PVP or Present Value of New Business Production: Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for the Company by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as additional installment premium on existing contracts (which may result from supplements or fees or from the issuer not calling an insured obligation the Company projected would be called), whether in insurance or credit derivative contract form, which management believes GAAP gross written premiums and changes in fair value of credit derivatives do not adequately measure. PVP in respect of contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums.

Future installment premiums are discounted at the approximate average pre-tax book yield of fixed maturity securities purchased during the prior calendar year, other than loss mitigation securities. The discount rate is recalculated annually and updated as necessary. Under GAAP, financial guaranty installment premiums are discounted at a risk-free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction.

Actual installment premiums may differ from those estimated in the Company's PVP calculation due to factors including, but not limited to, changes in foreign exchange rates, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation.

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08
Bermuda
(441) 279-5705
www.assuredguaranty.com

Contacts:

Equity and Fixed Income Investors:
Robert Tucker
Senior Managing Director, Investor Relations and Corporate Communications
(212) 339-0861
rtucker@agltd.com

Michael Walker
Managing Director, Fixed Income Investor Relations
(212) 261-5575
mwalker@agltd.com

Andre Thomas
Managing Director, Equity Investor Relations
(212) 339-3551
athomas@agltd.com

Media:
Ashweeta Durani
Vice President, Corporate Communications
(212) 408-6042
adurani@agltd.com